
    ------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT


                           BELLVILLE ACQUISITION, INC.

                                      Buyer


                          LONE STAR TECHNOLOGIES, INC.

                                    Guarantor


                                       and


                           BELLVILLE TUBE CORPORATION

                                     Seller





                                 March 7, 2000



    ------------------------------------------------------------------------

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                                               TABLE OF CONTENTS
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                                                                                                               PAGE

ARTICLE 1. DEFINITIONS............................................................................................1
         1.1.     CROSS-REFERENCE TABLE...........................................................................1
         1.2.     LISTED DEFINITIONS..............................................................................3
                  1.2.1.   Action.................................................................................3
                  1.2.2.   Affiliate..............................................................................3
                  1.2.3.   Bank Loans. ...........................................................................3
                  1.2.4.   Business...............................................................................3
                  1.2.5.   Bylaws.................................................................................3
                  1.2.6.   Charter................................................................................3
                  1.2.7.   Code...................................................................................4
                  1.2.8.   Contractual Obligations................................................................4
                  1.2.9.   Governmental Authority.................................................................4
                  1.2.10.  Guarantee. ............................................................................4
                  1.2.11.  Investment.............................................................................4
                  1.2.12.  Law....................................................................................4
                  1.2.13.  Liability. ............................................................................4
                  1.2.14.  Lien...................................................................................4
                  1.2.15.  Loss...................................................................................5
                  1.2.16.  Permitted Liens........................................................................5
                  1.2.17.  Person.................................................................................5
                  1.2.18.  Personal Property Leases...............................................................6
                  1.2.19.  [Intentionally Omitted]................................................................6
                  1.2.20.  Subsidiary.............................................................................6

ARTICLE 2.  PURCHASE AND SALE OF ASSETS...........................................................................6
         2.1.     ACQUIRED ASSETS.................................................................................6
                  2.1.1.   Real Property..........................................................................6
                  2.1.2.   Leased Real Property...................................................................6
                  2.1.3.   Equipment..............................................................................6
                  2.1.4.   Inventory..............................................................................6
                  2.1.5.   Intellectual Property..................................................................7
                  2.1.6.   Contract Rights........................................................................7
                  2.1.7.   Permits, Etc...........................................................................7
                  2.1.8.   Air Emissions..........................................................................7
                  2.1.9.   Books and Records......................................................................7
                  2.1.10.  Claims.................................................................................8
                  2.1.11.  Security Deposits......................................................................8
                  2.1.12.  Goodwill...............................................................................8
                  2.1.13.  Unlisted Assets........................................................................8
         2.2.     EXCLUDED ASSETS.................................................................................8
                  2.2.1.   Cash and Bank Accounts.................................................................8
                  2.2.2.   Receivables............................................................................8
                  2.2.3.   Excluded Contracts.....................................................................8
                  2.2.4.   Minute and Stock Books.................................................................8
                  2.2.5.   Seller's Rights under this Agreement...................................................8
                  2.2.6.   Seller's Rights under the LSS Agreement................................................8


                                       i
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                  2.2.7.   Rights Against Third Parties...........................................................9
         2.3.     ASSUMED LIABILITIES.............................................................................9
                  2.3.1.   Ordinary Course of Business Liabilities................................................9
                  2.3.2.   Liabilities Under Assumed Contracts....................................................9
                  2.3.3.   Liabilities Under Permitted Liens......................................................9
                  2.3.4.   Prorated Taxes.........................................................................9
                  2.3.5.   WARN Act...............................................................................9
         2.4.     EXCLUDED LIABILITIES............................................................................9
                  2.4.1.   Contracts..............................................................................9
                  2.4.2.   Liabilities as Guarantor or Surety.....................................................9
                  2.4.3.   Related Party Liabilities.............................................................10
                  2.4.4.   Post-Closing and Third Party Liabilities..............................................10
                  2.4.5.   Liabilities Not on Closing Date Balance Sheet.........................................10
                  2.4.6.   Litigation/Breach of Warranty.........................................................10
                  2.4.7.   Product Liabilities. .................................................................10
                  2.4.8.   Environmental Liabilities.............................................................10
                  2.4.9.   Taxes.................................................................................10
                  2.4.10.  Employee/Benefit Liabilities..........................................................10
                  2.4.11.  Deferred Compensation Obligation......................................................11
                  2.4.12.  WARN Act..............................................................................11
         2.5.     NO TRANSFER OF NON-TRANSFERABLE RIGHTS.........................................................11
         2.6.     PURCHASE PRICE.................................................................................11

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES.......................................................................11
         3.1.     REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................11
                  3.1.1.   Organizational Matters................................................................11
                           A.       Status.......................................................................11
                           B.       Qualification................................................................12
                           C.       Subsidiaries, Affiliate Dealings.............................................12
                           D.       Authority; Effective Agreement...............................................12
                           E.       Owners.......................................................................12
                           F.       Charter......................................................................12
                  3.1.2.   Financial Matters.....................................................................12
                           A.       Financial Statements Delivered...............................................12
                           B.       Preparation of Financial Statements..........................................13
                           C.       Preparation of Closing Date Balance Sheet....................................13
                           D.       Change in Condition..........................................................13
                           E.       Bank Loans...................................................................16
                  3.1.3.   Assets................................................................................16
                           A.       Title to Acquired Assets.....................................................16
                           B.       [Intentionally Omitted.].....................................................16
                           C.       Real Property................................................................16
                           D.       Equipment....................................................................18
                           E.       Personal Property Leases.....................................................18
                           F.       Inventory....................................................................18
                           G.       Intellectual Property........................................................18
                           H.       Insurance....................................................................19
                           I.       Contracts....................................................................20
                           J.       Permits, Etc.................................................................21
                  3.1.4.   Employee Benefit Matters..............................................................22
                           A.       Definitions..................................................................22


                                       ii
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                           B.       Benefit Arrangements.........................................................23
                           C.       Termination/Withdrawal, Etc..................................................23
                           D.       Multiemployer Plans..........................................................23
                           E.       Favorable Determination Letter...............................................23
                           F.       Amendment....................................................................23
                           G.       Claims.  ....................................................................23
                           H.       Trigger......................................................................24
                           I.       Reports and Returns.  .......................................................24
                           J.       Third Party Contracts.  .....................................................24
                           K.       Required Contributions.  ....................................................24
                           L.       Terminated Employees.  ......................................................24
                           M.       Employer Securities.  .......................................................24
                           N.       Unwritten Plans.  ...........................................................24
                  3.1.5.   Environmental Matters.................................................................25
                           A.       Definitions..................................................................25
                           B.       Compliance...................................................................26
                           C.       Notice/Investigation.........................................................26
                           D.       Storage Tanks................................................................27
                           E.       OSHA Compliance..............................................................27
                           F.       Listing of Real Property.....................................................27
                           G.       Credits......................................................................27
                           H.       Disposal and Recycling of Waste..............................................27
                           I.       Disclosure...................................................................27
                  3.1.6.   Legal Matters.........................................................................27
                           A.       Operations in Compliance with Law............................................27
                           B.       No Illegal Payments..........................................................28
                           C.       Litigation...................................................................28
                           D.       Product Warranties and Product Claims........................................28
                  3.1.7.   Tax Matters...........................................................................28
                           A.       Effect of Transfer...........................................................28
                           B.       Compliance...................................................................29
                  3.1.8.   Labor and Employment Matters..........................................................29
                           A.       Labor Matters................................................................29
                           B.       Employees....................................................................29
                           C.       Application Outside U.S......................................................30
                  3.1.9.   Miscellaneous Matters.................................................................30
                           A.       Change in Relationship.......................................................30
                           B.       Required Consents............................................................30
                           C.       Transactions with Affiliates.................................................30
                           D.       Brokers or Finders...........................................................30
                           E.       Full Disclosure..............................................................30
                           F.       No Defense...................................................................31
                  3.1.10.  NO FURTHER REPRESENTATIONS............................................................31
         3.2.     REPRESENTATIONS AND WARRANTIES OF BUYER........................................................31
                  3.2.1.   Organization and Standing of Buyer....................................................31
                  3.2.2.   Corporate Authority; Effective Agreement..............................................31
                  3.2.3.   Full Disclosure.......................................................................31
                  3.2.4.   Brokers or Finders....................................................................32
                  3.2.5.   Qualified Employee Plans..............................................................32
                  3.2.6.   Due Diligence; Reliance on Representations............................................32

                                       iii

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
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
ARTICLE 4.  COVENANTS............................................................................................32
         4.1.     COVENANTS TO BE PERFORMED PRIOR TO CLOSING.....................................................32
                  4.1.1.   Access to Premises and Information. ..................................................32
                  4.1.2.   Conduct of Business Prior to Closing..................................................32
                  4.1.3.   Notices and Consents..................................................................33
                  4.1.4.   Discharge of Liens and Encumbrances...................................................33
                  4.1.5.   Supplemental Disclosure...............................................................33
                  4.1.6.   Other Transactions....................................................................33
                  4.1.7.   Employees.............................................................................33
                  4.1.8.   Preparation for Closing...............................................................33
                  4.1.9.   Press Releases........................................................................33
                  4.1.10.  Notice of Breaches....................................................................34
                  4.1.11.  Insurance.............................................................................34
                  4.1.12.  Intellectual Property.................................................................34
                  4.1.13.  Assumption of Seller's ERISA Plans....................................................34
                  4.1.14.  Assumption of Seller's ERISA Plans....................................................34
                  4.1.15.  Seller Policies.......................................................................34
         4.2.     COVENANTS CONTINUING BEYOND CLOSING. ..........................................................34
                  4.2.1.   Expenses of Transaction...............................................................34
                  4.2.2.   Non-Competition/Confidentiality.......................................................34
                  4.2.3.   Employees.............................................................................35
                  4.2.4.   Transfer Taxes........................................................................35
                  4.2.5.   Cooperation...........................................................................35
                  4.2.6.   Additional Documents, Etc.............................................................35
                  4.2.7.   Change of Name........................................................................35
                  4.2.8.   Collection of Receivables.............................................................35
                  4.2.9.   Profit Sharing........................................................................36

ARTICLE 5.  CLOSING..............................................................................................36
         5.1.     DATE, TIME AND LOCATION........................................................................36
         5.2.     TRANSFER AND ASSIGNMENT OF ACQUIRED ASSETS; PRORATIONS.........................................36
                  5.2.1.   Transfer and Assignment of Acquired Assets............................................36
                  5.2.2.   Prorations............................................................................36
         5.3.     PAYMENT OF ESTIMATED PURCHASE PRICE............................................................36
         5.4.     PURCHASE PRICE ADJUSTMENT. ....................................................................37
                  5.4.1.   Procedures for Adjustment.............................................................37
                  5.4.2.   Reconciliation of Estimated Purchase Price and Final Purchase Price and Payment of
                           Purchase Price Adjustment.............................................................37
                  5.4.3.   Cooperation...........................................................................37
         5.5.     ALLOCATION OF PURCHASE PRICE...................................................................38
         5.6.     CONDITIONS TO BUYER'S OBLIGATION TO CLOSE......................................................38
                  5.6.1.   Continued Accuracy of Representations and Warranties..................................38
                  5.6.2.   Performance of Agreements.............................................................38
                  5.6.3.   Seller's Certificate..................................................................38
                  5.6.4.   Good Standing Certificate.............................................................38
                  5.6.5.   Bill of Sale..........................................................................38
                  5.6.6.   Owner Agreements......................................................................38
                  5.6.7.   Contract and Lease Assignments........................................................38
                  5.6.8.   Employment Agreements.................................................................39
                  5.6.9.   Required Consents.....................................................................39
                  5.6.10.  Termination Statements and Releases of Liens..........................................39


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                  5.6.11.  Real Property.........................................................................39
                           A.       Title Insurance..............................................................39
                           B.       General Warranty Deed........................................................39
                  5.6.12.  Due Diligence, Etc....................................................................39
                  5.6.13.  Legality; Governmental Authorization; Litigation......................................40
                  5.6.14.  No Change in Law; Etc.................................................................40
                  5.6.15.  Financing.............................................................................40
                  5.6.16.  Delta Tubular.........................................................................40
                  5.6.17.  Profit Sharing........................................................................41
                  5.6.18.  1999 Audited Statements...............................................................41
                  5.6.19.  Receivables Report....................................................................41
                  5.6.20.  Maintenance of Coverage...............................................................41
                  5.6.21.  Insurance Coverage....................................................................41
         5.7.     CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.....................................................41
                  5.7.1.   Continued Accuracy of Representations and Warranties..................................41
                  5.7.2.   Performance of Agreements.............................................................41
                  5.7.3.   Officer's Certificate.................................................................41
                  5.7.4.   Board Approval........................................................................41
                  5.7.5.   Absence of Litigation.................................................................41
                  5.7.6.   Good Standing Certificate.............................................................42
                  5.7.7.   Delta Tubular.........................................................................42
                  5.7.8.   Legality; Governmental Authorization; Litigation......................................42
                  5.7.9.   No Change in Law; Etc.................................................................42
                  5.7.10.  Contract and Lease Assignments........................................................42

ARTICLE 6.  INDEMNIFICATION......................................................................................43
         6.1.     INDEMNIFICATION OF BUYER.......................................................................43
         6.2.     INDEMNIFICATION OF SELLER......................................................................43
         6.3.     LIMITATIONS ON INDEMNIFICATION RIGHTS..........................................................43
                  6.3.1.   Termination of Indemnification Rights.................................................43
                  6.3.2.   Time Limit.  .........................................................................44
                  6.3.3.   Dollar Limitations....................................................................44
                  6.3.4.   LSS Agreement.........................................................................44
         6.4.     PROCEDURES FOR INDEMNIFICATION.................................................................44
                  6.4.1.   General Claims........................................................................45
                  6.4.2.   Defense of Third Party Claims.........................................................45
                  6.4.3.   Payment...............................................................................46
         6.5.     SPECIAL REFERENCES.............................................................................46
         6.6.     RELEASE OF ESCROW FUNDS........................................................................46
         6.7.     SOLE REMEDIES..................................................................................46

ARTICLE 7.  TERMINATION..........................................................................................47
         7.1.     GROUNDS FOR TERMINATION........................................................................47
         7.2.     EFFECT OF TERMINATION..........................................................................47

ARTICLE 8.  DISPUTE RESOLUTION / REMEDIES........................................................................48
         8.1.     DISPUTE RESOLUTION.............................................................................48
                  8.1.1.   Mediation.............................................................................48
                  8.1.2.   Arbitration...........................................................................48
                  8.1.3.   Injunctive Relief.....................................................................48
                  8.1.4.   Dispute Resolution/Legal Fees.........................................................48


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         8.2.     REMEDIES.......................................................................................48

ARTICLE 9.  NOTICES, CONSTRUCTION AND INTERPRETATION.............................................................49
         9.1.     NOTICES........................................................................................49
         9.2.     ENTIRE AGREEMENT; WAIVERS......................................................................49
         9.3.     LONE STAR GUARANTY.............................................................................49
         9.4.     AMENDMENT OR MODIFICATION......................................................................49
         9.5.     HEADINGS.......................................................................................50
         9.6.     SCHEDULES; ETC.................................................................................50
         9.7.     SEVERABILITY...................................................................................50
         9.8.     COUNTERPARTS...................................................................................50
         9.9.     SUCCESSORS AND ASSIGNS.........................................................................50
         9.10.    NO THIRD PARTY BENEFICIARY RIGHTS..............................................................50
         9.11.    GOVERNING LAW..................................................................................50
         9.12.    CONSTRUCTION OF THE AGREEMENT..................................................................50
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                                       vi


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered by and among BELLVILLE ACQUISITION, INC., a corporation organized and existing under the laws of Texas ("Buyer"), LONE STAR TECHNOLOGIES, INC., a corporation organized and existing under the laws of Delaware ("Lone Star"), and BELLVILLE TUBE CORPORATION, a corporation organized and existing under the laws of Delaware (including any successor as a result of the conversion of Bellville Tube Corporation into a Delaware limited partnership, "Seller"), on this 7th day of March, 2000


                                   BACKGROUND

         Seller desires to sell, and Lone Star, through its wholly owned subsidiary, Buyer, desires to purchase, substantially all of the assets of Seller used in its Business, as defined herein, upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto, in consideration of the covenants and agreements set forth herein, and intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

                             ARTICLE 1. DEFINITIONS.

         Certain terms are used in this Agreement as specifically defined herein.

         1.1. CROSS-REFERENCE TABLE. The following terms are defined in the Sections set forth below and will have the respective meanings therein defined:

                TERM                             DEFINITION

         "Acquired Assets"                       Section 2.1
         "Agreement"                             Preamble
         "Arbitrator"                            Section 5.4.2
         "Assumed Contracts"                     Section 2.1.6
         "Assumed Liabilities"                   Section 2.3
         "Benefit Arrangement"                   Section 3.1.4.A
         "Books and Records"                     Section 2.1.9
         "Buyer"                                 Preamble
         "CERCLA"                                Section 3.1.5.A
         "Claims"                                Section 2.1.10
         "Closing"                               Section 5.1
         "Closing Date"                          Section 5.1
         "Closing Date Balance Sheet"            Section 5.4.2
         "Deferred Compensation Obligation"      Section 2.4.11
         "Delta Agreement"                       Section 5.6.19

         "Effective Time"                        Section 5.1
         "Environmental Laws"                    Section 3.1.5.A
         "Equipment"                             Section 2.1.3
         "ERISA"                                 Section 3.1.4.A
         "ERISA Affiliate"                       Section 3.1.4.A
         "Estimated Purchase Price"              Section 2.6
         "Excluded Contracts"                    Section 2.1.6
         "Excluded Inventory"                    Section 2.2.8
         "Excluded Liabilities"                  Section 2.4
         "Excluded Payables"                     Section 2.4.13
         "Excluded Assets"                       Section 2.2
         "Final Purchase Price                   Section 2.6
         "Financial Statements"                  Section 3.1.2.A
         "First Quarter Bonus"                   Section 5.6.17
         "GAAP"                                  Section 2.6.1
         "GAAS"                                  Section 3.1.2.B
         "Hazardous Substances"                  Section 3.1.5.A
         "HMO"                                   Section 4.1.14
         "Indemnification Claim"                 Section 6.4
         "Indemnification Termination Date"      Section 6.3.2
         "Indemnitor"                            Section 6.1
         "Indemnitee"                            Section 6.1
         "Intellectual Property"                 Section 2.1.5
         "Inventory"                             Section 2.1.4
         "Leased Personal Property "             Section 1.2.17
         "Lone Star"                             Preamble
         "LSS Agreement"                         Section 2.1.6
         "Management Employee"                   Section 3.1.8.B
         "Multiemployer Plan"                    Section 3.1.4.A
         "Notice Period"                         Section 6.4.2.A
         "Real Property"                         Section 2.1.1
         "Owners"                                Section 3.1.E
         "PBGC"                                  Section 3.1.4.A
         "Pension Plan"                          Section 3.1.4
         "Permits"                               Section 2.1.7
         "Permitted Liens"                       Section 1.2.16
         "PPO"                                   Section 4.1.14
         "Purchase Price"                        Section 2.6
         "Purchase Price Adjustment"             Section 2.6
         "RCRA"                                  Section 3.1.5.A
         "Real Property Leases"                  Section 2.1.2
         "Receivables"                           Section 2.1.11
         "Reference Balance Sheet"               Section 3.1.2.A
         "Reference Date"                        Section 3.1.2.A
         "Release"                               Section 3.1.5.A

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         "Remedial Work"                         Section 1.2.15
         "Required Consents"                     Section 3.1.9.B
         "Reserved Claims"                       Section 6.3
         "Seller"                                Preamble
         "Seller ERISA Plan"                     Section 3.1.4
         "Seller Pension Plan"                   Section 3.1.4
         "Seller Welfare Plan"                   Section 3.1.4
         "Seller's Counsel"                      Section 5.7.2
         "Seller's CPA"                          Section 3.1.2.A
         "Taxes"                                 Section 2.4.9
         "Third Party Claim"                     Section 6.4.2
         "Welfare Plan"                          Section 3.1.4
         "1999 Audited Statements"               Section 3.1.2.A(ii)

     1.2. LISTED DEFINITIONS.

          1.2.1. ACTION. The term "Action" means any and all civil, criminal or administrative actions, causes of action, litigation, suits, arbitrations, investigations, proceedings, hearings, citations, assessments, audits, and judgments, and all written charges, complaints, demands, and claims (including employment-related claims) relating to a Person.

          1.2.2. AFFILIATE. The term "Affiliate" means with respect to any specific Person, as of the date of determination, (a) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person; (b) any Person who or which is or has been within the past three years an officer, director, partner or beneficial holder of at least 10% of any class of the outstanding ownership interests of the specified Person;
(c) any Person who or which is or has been within the past three years an officer, director, partner or beneficial holder of at least 10% of any class of the outstanding ownership interests of a Person specified in clause (b) above;
(d) the spouse, parents, siblings and children of any Person covered by clauses
(b) or (c) above; and (e) any Person in which the specified Person or a Person specified in clause (d) above will, directly or indirectly and legally or beneficially, own at least 10% of the outstanding ownership interests.

          1.2.3. BANK LOANS. The term "Bank Loans" means all obligations or indebtedness of Seller to banks, financial institutions or other financing companies and all other obligations or indebtedness of Seller to other Persons, which obligations or indebtedness bear interest.

          1.2.4. BUSINESS. The term "Business" means the business of Seller as a going concern on the Reference Date and presently, including, without limitation, Seller's business of manufacturing electric resistance welded steel pipe.

          1.2.5. BYLAWS. The term "Bylaws" means the bylaws (or other similar document) and all amendments thereto adopted by the specified Person, each as from time to time in effect.

          1.2.6. CHARTER. The term "Charter" means the certificate of incorporation or partnership (or other similar document) and partnership agreement and all amendments thereto adopted by the specified Person, each as from time to time in effect.

          1.2.7. CODE. The term "Code" means the federal Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

          1.2.8. CONTRACTUAL OBLIGATIONS. The term "Contractual Obligations" means, with respect to any specified Person, all contracts, agreements, arrangements, deeds, mortgages, options, leases or licenses, written or oral, to which such Person is a party or otherwise subject, or by which such Person or any of such Person's assets or properties are legally bound.

          1.2.9. GOVERNMENTAL AUTHORITY. The term "Governmental Authority" means any governmental agency, body or instrumentality (whether federal, state, local or foreign) including, without limitation, all courts.

          1.2.10. GUARANTEE. The term "Guarantee" includes (a) any guarantee of the payment or performance of any indebtedness or other obligation of any obligor, and (b) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person, whether that promise or undertaking is expressed in terms of an obligation to pay the indebtedness of such obligor, or to purchase any obligation owed by such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto.

          1.2.11. INVESTMENT. The term "Investment" includes any (a) share of capital stock, evidence of indebtedness or other security issued by any other Person, (b) loan, advance, or extension of credit to, or contribution to the capital of, any other Person and (c) purchase of the securities or business or integral part of the business of any other Person, or commitment or option to make such a purchase.

          1.2.12. LAW. The term "Law" means, at the applicable time, each provision of any then existing federal, state, local or foreign law, statute, ordinance, code, order, rule or regulation, (including, without limitation, Environmental Laws), and each term of any order, judgment or decree or then currently existing, of any arbitrator or Governmental Authority (including, without limitation, the United States Patent Office), and each provision of any license, franchise, permit or similar right granted under any of the foregoing.

          1.2.13. LIABILITY. The term "Liability" means, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, loss, damage, debt, cost, expense, obligation or responsibility, absolute or contingent, fixed or unfixed, matured or unmatured, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured (including, without limitation, attorneys', accountants' consultants' and experts' fees).

          1.2.14. LIEN. The term "Lien" means, with respect to any specified property or asset, any Contractual Obligation or any Law, which has the result that there will (a) exist any encumbrance, mortgage, pledge, lien, equity, claim, charge (floating or fixed), restriction on transfer or other security interest of any kind upon such property or assets, or upon the income or profits therefrom; (b) exist any arrangement or agreement which prohibits the creation of such encumbrances, mortgages, pledges, liens, claims, charges, restrictions on transfer or other security interests on such property or assets; (c) have occurred any transfer (absolute or contingent) of any of such property or assets for the purposes of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payments of its general creditors; or (d) have occurred an acquisition or exist an agreement or option to acquire such property or assets upon conditional sale or other title retention device or Contractual Obligation (including a capitalized lease).

          1.2.15. LOSS. The term "Loss" or "Losses" means (a) any and all damages, deficiencies, assessments, judgments, losses, costs, expenses (including costs of collection and reasonable experts' and attorneys' fees and expenses), obligations and liabilities; and (b) (i) any costs to remove, remediate, treat, dispose of, investigate and sample any and all Hazardous Substances from all or any portion of the Real Property or off-site properties to the extent required by applicable Environmental Laws or any Governmental Authority, (ii) any costs to protect against the release or threat of release of Hazardous Substances on, in, under or affecting the Real Property to the extent required by applicable Environmental Laws or any Governmental Authority, including, without limitation, any costs and expenses for environmental testing, assessments and investigations, and (iii) with respect to all or any portion of the Real Property or any off-site properties, to the extent so required by Applicable Environmental Laws or so ordered by a Governmental Authority, any costs to comply with all applicable Environmental Laws including fines, penalties, and administrative costs rightfully charged by any Governmental Authority (all work referred to in (i), (ii) and (iii) above is hereinafter collectively called "Remedial Work"), except that "Loss" and "Losses" will not include the Indemnitee's own lost revenues, lost profits, lost production time, equipment down time, idled labor or similar consequential or special damages to the extent those losses could have been eliminated or mitigated through the reasonable commercial efforts of Indemnitee.

          1.2.16. PERMITTED LIENS. The term "Permitted Liens" means, collectively, all (a) Liens for current real or personal property taxes not yet due or due but not yet payable on the Closing Date or that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established; (b) worker's, carrier's, materialmen's or similar liens arising by operation of law or in the ordinary course of business for obligations not yet due on the Closing Date or that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established; and (c) as to the Real Property, (i) rights reserved to or vested in any local, state or federal governmental bodies, authorities or agencies to control or regulate the use of real property interests in any manner, (ii) the reservation of mineral rights by Quanex Corporation, and (iii) recorded easements, restrictions, reservations, rights-of-way, covenants, conditions and other similar encumbrances whether of record, or apparent on the premises including, but not limited to, road, highway, pipeline, railroad and utility easements which, individually or in the aggregate, do not adversely affect Buyer's current use of such property.

          1.2.17. PERSON. The term "Person" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, Governmental Authority or political subdivision thereof, or other legal entity of any kind.

          1.2.18. PERSONAL PROPERTY LEASES. The term "Personal Property Leases" means the leases, subleases or other agreements with respect to any personal property used in connection with the Business, including, without limitation, those listed on SCHEDULES 2.1.6.(a) AND 2.1.6.(b) (such personal property being referred to herein as the "Leased Personal Property").

          1.2.19. [INTENTIONALLY OMITTED].

          1.2.20. SUBSIDIARY. The term "Subsidiary" means, at the applicable time and with respect to any specified Person, any other Person of which a specified Person owns, directly or indirectly, owns at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

                     ARTICLE 2. PURCHASE AND SALE OF ASSETS

     2.1. ACQUIRED ASSETS. Except as otherwise provided in SECTION 2.2 and subject to the terms and conditions of this Agreement, on the Closing Date, Buyer will purchase and acquire from Seller, and Seller will sell, assign, transfer and deliver, or cause to be sold, assigned, transferred and delivered, to Buyer, free and clear of all Liens, other than Permitted Liens, all of Seller's right, title and interest in, to and under all of the assets, properties, rights, licenses and business, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller on the Closing Date (collectively, the "Acquired Assets"), including, without limitation, all right, title and interest of Seller in, to, and under those assets specifically listed in SECTIONS 2.1.1 THROUGH 2.1.13:

          2.1.1. REAL PROPERTY. Those parcels of real property (including, without limitation, all rights of way, easements and other interests) owned by Seller listed on SCHEDULE 2.1.1 (collectively, the "Real Property").

          2.1.2. LEASED REAL PROPERTY. Those leasehold interests and all claims and rights of Seller under those leases, subleases, and other agreements listed on SCHEDULE 2.1.2 (collectively, the "Real Property Leases") under which Seller, as lessor, leases any of the Real Property.

          2.1.3. EQUIPMENT. All the fixtures, leasehold improvements, furnishings, furniture, office supplies, vehicles, tooling, spare parts, tools, machinery, equipment, and other tangible personal property of every kind and description, whether located upon or affixed to any of the Real Property, including, without limitation, Leased Personal Property under leases set forth on SCHEDULE 2.1.6(a) (collectively, the "Equipment"). Each item of the Equipment having an original cost or book value in excess of $1,500.00 is listed on SCHEDULE 2.1.3.

          2.1.4. INVENTORY. All inventory, including, without limitation, all raw materials, work in process, finished goods, samples, spare parts and supplies, wherever located, owned or used by Seller in the operation of the Business except for the Excluded Inventory (the "Inventory").

          2.1.5. INTELLECTUAL PROPERTY. All (i) patents, trademarks, service marks, trade names, copyrights, and registered, assumed or fictitious names and all applications and registrations therefor, and all of which are listed on SCHEDULE 2.1.5, including, without limitation, the name(s) "BELLVILLE TUBE CORPORATION" and the domain name "Bellvilletube.com"; (ii) inventions, discoveries, processes, trade secrets, methods and other intellectual property rights and intangible property, whether or not patentable; (iii) software and computer programs; (iv) useful information relating to the foregoing items, including, without limitation, technology, engineering, drawings, reports, design information and practices, flow charts, diagrams, descriptive texts and programs, underlying tapes, documentation, source codes, and computer data bases; and (v) confidential business information, including, without limitation, all price lists, customer lists and business plans, owned or used in connection with the operation of the Business (collectively, the "Intellectual Property").

          2.1.6. CONTRACT RIGHTS. All rights under the employment and severance agreements, Benefit Arrangements, leases (including, without limitation, Real Property Leases and Personal Property Leases) set forth on
SCHEDULE 2.1.6(a), non-governmental licenses, franchise sales agreements, joint venture agreements, sales and purchase orders, warranties, guarantees and service agreements, insurance contracts not identified in SECTION 2.2.3, and any other contracts, specifically including the Amended and Restated Conversion Agreement between Seller and Lone Star Steel Company dated as of July 9, 1996, as amended (the "LSS Agreement"), except as provided in SECTION 2.2.6, agreements or instruments of Seller (collectively, the "Assumed Contracts"), including, without limitation, the Assumed Contracts described on SCHEDULE 2.1.6(a), but specifically excluding those described on SCHEDULE 2.1.6(b) and any contracts, documents or instruments relating to the Receivables (the "Excluded Contracts"). Buyer does not expressly or impliedly assume any obligation under any contract hereunder except to the extent it is specifically listed on SCHEDULE 2.1.6(a).

          2.1.7. PERMITS, ETC. All of Seller's transferable permits, authorizations, franchises, licenses, registrations, qualifications, consents, approvals, waivers and all agency listings owned or used by Seller in the operation of the Business, whether issued by any Governmental Authority or any other Person (collectively, the "Permits"), including, without limitation, those identified on SCHEDULE 2.1.7.

          2.1.8. AIR EMISSIONS. All air emissions, water quality improvements and pollution reductions Seller has, is entitled to or applied for, including any air emissions, water quality improvements and pollution reductions where Seller has credit for or has banked, applied to bank or agreed to sell or trade.

          2.1.9. BOOKS AND RECORDS. All records, information, files, manuals, records (including all financial, personnel and payroll records), sales records, data, databases, plans, books, ledgers, business plans, projections, documents, lists (including customer, vendor and employee lists and files), and any other recorded knowledge (whether in hard copy or on software or other media) pertaining to the Acquired Assets and/or to the Business, other than the originals of Seller's tax filings and related records and any books and records which Seller is required by law to retain so long as copies of such originals are provided to Buyer.

          2.1.10. CLAIMS. All of Seller's rights, claims, credits, causes of action or rights of set-off against third parties including, without limitation, unliquidated rights under manufacturers' and vendors' warranties and rebates, but only to the extent the same relate to the Acquired Assets or any Assumed Liabilities ("Claims").

          2.1.11. SECURITY DEPOSITS. All of Seller's security deposits and prepaid expenses reflected or included on the Financial Statements or relating to Acquired Assets or Assumed Liabilities.

          2.1.12. GOODWILL. The goodwill of Seller.

          2.1.13. UNLISTED ASSETS. All of the other Acquired Assets not specifically included in SECTIONS 2.1.1 THROUGH 2.1.12 hereof which are owned on the Closing Date or included on the Closing Date Balance Sheet, together with any other assets or items of property presently used in the conduct of the Business and not specifically excluded under the terms of this Agreement.

     2.2. EXCLUDED ASSETS. Notwithstanding any provision of SECTION 2.1 hereof, the following assets of Seller (the "Excluded Assets") are not included in the Acquired Assets and will not be sold or transferred to Buyer hereunder:

          2.2.1. CASH AND BANK ACCOUNTS. All of Seller's cash and cash equivalents, bank accounts and petty cash, payroll accounts, government deposit or withholding accounts to the extent relating to periods prior to the Effective Time, wherever located ("Cash").

          2.2.2. RECEIVABLES. All notes receivable, accounts receivable, and other receivables or amounts of any kind that are payable or due Seller, and all rights, claims, credits, causes of action or rights of set-off relating thereto (collectively, the "Receivables"), a true, correct and accurate list of which, detailing the specific amounts of and items comprising each of the Receivables, as of February 29, 2000, is attached hereto as SCHEDULE 2.2.2.

          2.2.3. EXCLUDED CONTRACTS. The Excluded Contracts, specifically including the contracts of Seller for general liability, casualty and property damage insurance, and all rights, claims, credits, causes of action or rights of set-off relating thereto, and all agreements and contracts between Seller and its Affiliates or its Owners.

          2.2.4. MINUTE AND STOCK BOOKS. Seller's corporate franchise, minute and stock record books, corporate seals, tax returns or other records having to do with the corporate organization of Seller.

          2.2.5. SELLER'S RIGHTS UNDER THIS AGREEMENT. The rights which accrue or will accrue to Seller under this Agreement.

          2.2.6. SELLER'S RIGHTS UNDER THE LSS AGREEMENT. Seller's claims, rights and remedies existing as of, or based upon facts or events occurring prior to, the Effective Time against Lone Star Steel Company for, and only for, payments due and indemnification obligations under the LSS Agreement.

          2.2.7. RIGHTS AGAINST THIRD PARTIES. All rights of indemnification, claims, counterclaims or other rights or actions relating to the Assumed Contracts which arise with respect to periods on or before the Closing Date or Losses (including indemnity payments) of Seller thereunder or in relation thereto.

          2.2.8. EXCLUDED INVENTORY. All of the inventory, including, without limitation, all raw materials, work in process and finished goods, wherever located, acquired by Seller pursuant to Purchase Order No. B-28298 from Seller to Nucor Steel, dated December 13, 1999, and the related Sales Acknowledgment issued by Nucor Steel dated December 14, 1999 (the "Excluded Inventory").

     2.3. ASSUMED LIABILITIES. As of the Effective Time, Buyer will assume the following, and only the following, Liabilities of Seller (collectively the "Assumed Liabilities").

          2.3.1. ORDINARY COURSE OF BUSINESS LIABILITIES. Seller's obligations for accounts payable and other accrued current Liabilities incurred in the ordinary course of business and reflected on the Financial Statements of Seller or incurred in the ordinary course of business after the date of the last Financial Statement delivered to Buyer prior to the Closing Date, but specifically excluding the Excluded Payables.

          2.3.2. LIABILITIES UNDER ASSUMED CONTRACTS. Seller's obligations under (a) the Assumed Contracts and (b) Benefit Arrangements, if any, assumed by Buyer, but in each case only if such obligations arise with respect to periods beginning after the Closing Date (other than Liabilities attributable to any failure by Seller to comply with the terms thereof on or prior to the Closing Date).

          2.3.3. LIABILITIES UNDER PERMITTED LIENS. Seller's obligations under the Permitted Liens.

          2.3.4. PRORATED TAXES. Seller's obligation for ad valorem and other property taxes assessed on the Acquired Assets for the calendar year 2000.

          2.3.5. WARN ACT. Seller's notification duties under the WARN Act, and all liabilities relating thereto, for events occurring on or after the Closing Date.

     2.4. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other Liability of Seller (or any predecessor owner of all or part of its business and assets) including, without limitation, Liabilities arising out of events, facts and circumstances existing prior to Closing and those Liabilities specifically listed in the subsections to this SECTION 2.4 (collectively the "Excluded Liabilities"):

          2.4.1. CONTRACTS. (i) Liabilities arising under the Excluded Contracts, and (ii) obligations under the Assumed Contracts which arise with respect to periods on or before the Closing Date.

          2.4.2. LIABILITIES AS GUARANTOR OR SURETY. Liabilities of Seller as a guarantor or surety with respect to any obligation of any other Person.

          2.4.3. RELATED PARTY LIABILITIES. Liabilities or other financial obligations owing from Seller to any Affiliate, Subsidiary, or Owner of Seller.

          2.4.4. POST-CLOSING AND THIRD PARTY LIABILITIES. Liabilities of Seller relating to its affairs after the Closing Date and Liabilities of any kind of the Owners or any other party other than Seller.

          2.4.5. LIABILITIES NOT ON CLOSING DATE BALANCE SHEET. Liabilities of Seller not reflected and accrued on the Closing Date Balance Sheet, whether or not reflected on the Reference Date Balance Sheet.

          2.4.6. LITIGATION/BREACH OF WARRANTY. Liabilities of Seller (i) for Actions pending (or threatened), or judgments, against Seller (INCLUDING the Acquired Assets), (ii) resulting from, arising out of, relating to or caused by Seller's breach of contract, breach of warranty or tort, and (iii) resulting from, arising out of, relating to or caused by Seller's violation of any Law (other than an Environmental Law which is addressed in SECTION
2.4.8 below).

          2.4.7. PRODUCT LIABILITIES. All product Liabilities related to the Business as conducted by Seller prior to the Closing Date, including, without limitation, all product Liabilities arising out of the manufacture or sale of products by Seller.

          2.4.8. ENVIRONMENTAL LIABILITIES. Liabilities of Seller or any Affiliate of Seller, predecessor of Seller or other Person (i) under any Environmental Laws, (ii) arising out of the generation, use, manufacture, treatment, transportation, storage, disposal or Release of any Hazardous Substances on, in, at or about the Real Property, or (iii) arising in connection with Seller's failure to secure required environmental permits.

          2.4.9. TAXES. Liabilities of Seller, any Affiliate of Seller and any Owner for all taxes, fees, levies, duties, charges or other like assessments of any kind whatsoever, including, without limitation, profits, income, withholding, gross receipts, excise, real or personal property, property transfer, asset, capital stock, sales, use, license, ad valorem, stamp, occupation, employment, payroll, transaction, capital gains, net worth, customs, and franchise taxes imposed by or payable to any Governmental Authority, including interest, penalties, deficiencies, additions to tax or additional amounts thereto other than ad valorem and other property taxes assessed on the Acquired Assets for the calendar year 2000 and items pro-rated pursuant to SECTION 5.2.2 (collectively, "Taxes").

          2.4.10. EMPLOYEE/BENEFIT LIABILITIES. Liabilities for any employee of Seller whom Buyer hires, or attempts to hire, or for any other employee of Seller, for any wages, salaries, bonuses or withholding taxes earned or accrued in respect of their employment with Seller, through and including the Closing Date, including, without limitation, any Liabilities relating to any Benefit Arrangements, and for payments, taxes, fines or penalties that are payable to the Internal Revenue Service or the PBGC.

          2.4.11. DEFERRED COMPENSATION OBLIGATION. The deferred compensation obligations of Buyer as reflected on its Financial Statements (the "Deferred Compensation Obligation").

          2.4.12. WARN ACT. All of Seller's liabilities under the WARN Act for events occurring before the Closing Date.

          2.4.13. EXCLUDED PAYABLES. All of Seller's liabilities for payables arising from or related to the Excluded Inventory.

     2.5. NO TRANSFER OF NON-TRANSFERABLE RIGHTS. Notwithstanding anything in this Agreement to the contrary, this Agreement will not constitute an agreement to assign any contract, commitment, license, lease or permit, or any claim, right or benefit arising thereunder if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller will use its best efforts to obtain the consent of the other parties to any such Acquired Asset or any claim or right or any benefit arising thereunder for the assignment to Buyer, as Buyer may request. If such consent is not obtained, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefits under the contract as if such consent had been obtained.

     2.6. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Acquired Assets and the other consideration set forth herein, including, without limitation, the non-competition agreements referred to in SECTION 4.2.2, will be an amount equal to (i) $14,788,000 PLUS (or MINUS if a negative number)
(ii) the Adjusted Net Working Capital of Seller as of the Closing Date (the "Final Purchase Price"). For purposes of this Agreement "Adjusted Net Working Capital" means, as of the date of determination, the sum of the "current assets", other than Cash, Receivables, and Excluded Inventory of Seller LESS "current liabilities," other than the amount of the Deferred Compensation Obligation and the Excluded Payables, of Seller, in all cases as determined pursuant to United States generally accepted accounting principles, consistently applied ("GAAP"). Not later than ten (10) days prior to the Closing Date, Seller and Buyer will make their best estimate of the Purchase Price (the "Estimated Purchase Price") by adding (or subtracting from if a negative number) their best estimate of the Adjusted Net Working Capital as of the Closing Date to

$14,788,000. The Estimated Purchase Price will be subject to adjustment post-Closing, as provided in SECTION 5.4 hereof (the "Purchase Price Adjustment").

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

     3.1. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement and to purchase the Acquired Assets, Seller represents and warrants to Buyer as follows (it being understood and agreed that with respect to representations and warranties based on the knowledge or belief of Seller, Seller will be deemed to have, collectively, the actual knowledge and beliefs of those persons listed on SCHEDULE 3.1 to this Agreement).

          3.1.1. ORGANIZATIONAL MATTERS.

          A. STATUS. Seller is a corporation, and at Closing Seller will be a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into this Agreement, own its properties and to carry on the Business as presently conducted by it. Seller has delivered or will deliver a complete and correct copy of its Charter, agreement of limited partnership and the documents relating to its conversion to a Delaware limited partnership to Buyer.

          B. QUALIFICATION. Seller is duly qualified as a foreign corporation, and Seller will be duly qualified as a foreign limited partnership at Closing, and in good standing as such, in all jurisdictions listed on
     SCHEDULE 3.1.1.B which comprise every jurisdiction in which the nature of the business conducted or property owned by Seller makes such qualification necessary.

          C. SUBSIDIARIES, AFFILIATE DEALINGS. Seller has no Subsidiaries. Seller has no Affiliates with which it has any agreement, dealings, or commercial relationship of any kind that will not be canceled as of the Closing, except those governing partners' rights with respect to each other.

          D. AUTHORITY; EFFECTIVE AGREEMENT. Seller has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate or partnership action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws in effect now or hereafter relating to creditors' rights generally and by equitable principles, whether considered in a proceeding at law or in equity. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions provided for herein, do not and will not, with or without the giving of notice, the passage of time, or both: (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (a) the Charter of Seller, (b) any Contractual Obligation, including rights of termination or cancellation, to which Seller is a party or by which Seller or any of its properties is bound, or (c) any Law to which Seller is subject; or (ii) result in the creation or imposition of any Lien affecting any of the Acquired Assets, or otherwise materially and adversely affect Seller, the Business or any of the Acquired Assets.

          E. OWNERS. The owners of Seller, and their respective ownership interests in Seller (expressed in percentage terms) and addresses, are identified on SCHEDULE 3.1.1.E (the "Owners").

          F. CHARTER. At Closing, Seller will not be in violation of, or in default under, any provision of its Charter.

          3.1.2. FINANCIAL MATTERS.

          A. FINANCIAL STATEMENTS DELIVERED. Seller has delivered, or will deliver when prepared, to Buyer true, complete and correct copies of the following financial statements (which are collectively referred to herein as the "Financial Statements"):

               (i) The audited balance sheet of Seller as of December 31, 1998 (the "Reference Balance Sheet" and the "Reference Date", respectively) and the related statements of income and retained earnings and statement of cash flows for the year then ended, accompanied by the report thereon of Harper & Pearson Company, Certified Public Accountants (hereinafter "Seller's CPA") and similar audited financial statements as of the end of and for each of the preceding two (2) fiscal years.

               (ii) The audited balance sheet of Seller as of December 31, 1999, and the related statements of income and retained earnings and statement of cash flows for the year then ended, accompanied by the report thereon of Seller's CPA (the "1999 Audited Statements"); and

               (iii) the internally prepared, unaudited balance sheet of Seller as of the end of each calendar month, and the related statements of income and retained earnings and statement of cash flow, within 20 days of the end of each calendar month prior to the Closing.

          B. PREPARATION OF FINANCIAL STATEMENTS. Except as otherwise stated in the Financial Statements, the Financial Statements (including the notes, if any, thereto) (a) accurately and fairly present the financial condition and results of operations of Seller as of and for the periods ending on their respective dates; (b) have been prepared based on audits conducted in accordance with generally accepted auditing standards applied on a consistent basis ("GAAS"); and (c) have been prepared in accordance with GAAP. Seller has no Liabilities not reflected in or reserved against on the Financial Statements which, under GAAP, should have been reflected or reserved against thereon. Seller has made available to Buyer all existing work papers (including those of Seller's CPA) relating to the preparation and audit of the Financial Statements.

          C. PREPARATION OF CLOSING DATE BALANCE SHEET. The Closing Date Balance Sheet when prepared, will (a) accurately and fairly present the financial condition and results of operations of the Business as of the date shown;
     (b) be prepared based on an audit conducted in accordance with GAAS; and
     (c) be prepared in accordance with GAAP. Seller will have no Liabilities not reflected or reserved against on the Closing Date Balance Sheet which, under GAAP, should have been reflected or reserved against thereon. Seller will make available to Buyer all existing work papers (including those of Seller's CPA) relating to the preparation and audit of the Closing Date Balance Sheet.

          D. CHANGE IN CONDITION. Except as listed on SCHEDULE 3.1.2.D, since the Reference Date, Seller has not with respect to the Business:

               (i) sold, leased, encumbered, assigned, transferred, or otherwise disposed of any assets or properties, tangible or intangible, which would have been included in the Acquired Assets if the Closing had been held on the Reference Date or on any date since then, for an aggregate amount in excess of $50,000 (except for the sale of Inventory in the ordinary course of business) or outside the ordinary course of business;

               (ii) issued any note, bond or other debt security, or created, incurred, assumed, or guaranteed any Liabilities; created or suffered to exist any Lien on any of the Acquired Assets (other than Permitted Liens), or increased the amount of any Liability outstanding under any loan agreement, mortgage, equipment lease or other borrowing arrangement;

               (iii) made or suffered any amendment or termination of any Contractual Obligation to which it is a party or by which it is bound, or canceled, released, compromised, modified or waived any material rights, debts or claims held by it;

               (iv) delayed or postponed the payment of any Liabilities in a manner not consistent with past practice and custom, or failed to pay or discharge when due any Liabilities which failure has caused or will cause any material damage or risk of loss to the Business or any of the Acquired Assets;

               (v) discharged or satisfied any Lien, or paid any Liabilities, other than in the ordinary course of business;

               (vi) issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

               (vii) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting the Business or its operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually at more than $25,000 or, in the aggregate, more than $100,000; or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

               (viii) suffered any material adverse change in the Business or its operations, assets, properties, prospects or condition (financial or otherwise) nor, to Seller's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing;

               (ix) entered into or modified the terms of any employment contract or any collective bargaining or labor agreement (oral or written), or experienced any Labor Dispute;

               (x) failed to maintain, repair and replace the Equipment and any improvements and fixtures included on or within the Real Property in accordance with the past practices of Seller;

               (xi) purchased or leased any assets (other than Inventory in the ordinary course of business), or made any capital expenditures, or commitments or agreements for capital expenditures or capital additions or betterments to the Acquired Assets either exceeding $50,000 in the aggregate or outside the ordinary course of business;

               (xii) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, or paid any bonuses to or made any changes in the terms of employment of any of its employees, officers or directors, or made any changes in its senior management, other than salary or other compensation increases which did not exceed three percent (3%) per annum or bonuses paid in the ordinary course of business consistent with past practices;

               (xiii) changed any of the accounting principles, practices or policies followed or the methods of applying such principles, practices or policies;

               (xiv) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns);

               (xv) made or authorized any amendment to its Charter or Bylaws except as may be necessary to carry out this Agreement or as required by Law;

               (xvi) granted any license or sublicense of any right under or with respect to any Intellectual Property or permitted the use of its corporate name by any other Person;

               (xvii) made any Investment in, merged or consolidated with, or acquired or agreed to acquire or be acquired by, any other Person;

               (xviii) adopted, terminated, amended, modified, extended, or otherwise changed any Benefit Arrangement, or made, caused to be made, or agreed to make any contribution, award or payment under any Benefit Arrangement, except at the time and to the extent required by the written terms thereof;

               (xix) made or pledged to make any charitable or other capital contribution exceeding, in the aggregate, $10,000 per year or made or pledged to make any political contribution;

               (xx) agreed, so as to legally bind Seller, whether in writing or otherwise, to take any of the actions set forth in this SECTION 3.1.2.D and not otherwise permitted by this Agreement;

               (xxi) entered into or engaged in any other material course of conduct, occurrence, event, incident, action, failure to act, or transaction other than in the ordinary course of business; or

               (xxii) delayed or postponed the filing of applications and/or oppositions or payment of fees relative to the issuance or maintenance of any Intellectual Property, including without limitation, patent and trademark/service mark applications and/or renewals thereof.

                 E. BANK LOANS. Seller has no Liabilities for Bank Loans.

          3.1.3. ASSETS.

                 A. TITLE TO ACQUIRED ASSETS. Seller has, and will deliver to Buyer at the Closing, good and marketable title to the Acquired Assets (or with respect to the Leased Personal Property or any Acquired Assets held under license only, a valid and enforceable leasehold interest in or right to use such Acquired Assets) and the rights of Seller under all Assumed Contracts assigned to Buyer hereunder, free and clear of all Liens, other than the Permitted Liens. All Permitted Liens are listed and described on SCHEDULE 3.1.3.A.

                 B. [INTENTIONALLY OMITTED.]

                 C. REAL PROPERTY.

                                    (i) Seller has good and marketable, fee
                  simple title to the Real Property, free and clear of all Liens except Permitted Liens.

                                    (ii) SCHEDULE 2.1.1 identifies all of the
                  Real Property. SCHEDULE 2.1.2 identifies the subject of, term of (including renewal terms, whether or not exercised), and parties to, each Real Property Lease, and any amendment, modification and supplement thereto. Seller has provided true and complete copies of all Real Property Leases (including all modifications, amendments and supplements) to Buyer. Seller does not lease any real property as a lessee.

                                    (iii) Except as listed on SCHEDULE 3.1.3.C,
                  there is no underlying mortgage, deed or trust, lease, or other estate in or interest affecting any Real Property which is superior to the interest of Seller.

                                    (iv) Except as listed on SCHEDULE 3.1.3.C,
                  to the knowledge of Sellers, the buildings and structures constituting part of the Real Property, including fixtures leased or owned by Seller, do not contain any asbestos or asbestos-containing material.

                                    (v) The buildings and structures
                  constituting part of the Real Property currently have access to (a) public roads or valid easements over private streets or private property for ingress to and egress from such Real Property, and (b) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the present use of such Real Properties.

                                    (vi)    [Intentionally Omitted.]

                                    (vii) To Seller's knowledge, the use and
                  operation of each parcel of Real Property, and the buildings and structures comprising part of the Real Property, by Seller comply with all applicable Laws including, without limitation, zoning laws. All building permits, certificates of occupancy, licenses and other authorizations required for present or intended uses of the Real Property or any part thereof have been obtained, and true and complete copies thereof have been provided to Buyer.

                                    (viii) Seller owes no money to any
                  architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Real Property within the past nine months. There is no work being done at, or materials being supplied to, any of the Real Properties at the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $25,000.

                                    (ix) Since the Reference Date, Seller has
                  not received any notice, oral or written, of any increase or proposed increase in the assessed valuation of any parcel of the Real Property.

                                    (x) To Seller's knowledge, the transfer of
                  the Real Property to Buyer will not result in the loss of any exemptions from ad valorem or real property taxes that are currently claimed by Seller.

                                    (xi) There are not pending, nor to Seller's
                  knowledge, threatened, any material adverse claims or demands relating to Seller's interest in the Real Properties, and Seller has no knowledge of, any pending or contemplated condemnation, eminent domain or other similar proceedings (whether material or not) pursuant to which any part of the Real Properties would be acquired for a public purpose or any purpose precluding the full use or enjoyment of the Real Properties (or any part thereof) by Buyer.

                                    (xii) No notices or restrictions relating to
                  Hazardous Substances have been or are required to be placed in any deed to any real Property.

                                    (xiii) Where Seller is a lessor under a Real
                  Property Lease, the lessee has paid all amounts due and payable under such Real Property Lease. With respect to all Real Property Leases, no conditions or events exist which, but for the giving of notice or the passage of time, would constitute a default by Seller under the Real Property Leases, nor to Seller's knowledge is any other party to the Real Property Leases in default thereunder. No Real Property Lease listed on SCHEDULE 2.1.2 has been canceled nor to Seller's knowledge are there pending any threatened claims seeking to cancel or not renew the Real Property Leases, nor does Seller have knowledge of any grounds therefor by the other parties thereto. Except as listed on SCHEDULE 2.1.2, all of the Real Property Leases listed on SCHEDULE 2.1.2 are assignable and assumable without the consent of the other party thereto.

               D. EQUIPMENT. To the knowledge of Seller, the Equipment is in good working order (ordinary wear and tear excepted) and is functioning in substantially the manner as it has since the Reference Date. All of the Equipment is either owned by Seller or leased by Seller under one of the Personal Property Leases listed and described on SCHEDULES 2.1.6.(a) OR 2.1.6.(b). All Equipment is located on the Real Property.

               E. PERSONAL PROPERTY LEASES. SCHEDULES 2.1.6.(a) AND 2.1.6.(b) list all of the Personal Property Leases under which Seller is a lessee or lessor of any personal property. All Personal Property Leases are in full force and effect. Where Seller is lessee, Seller has paid all amounts due and payable thereunder. With respect to all Personal Property Leases, no conditions or events exist which, but for the giving of notice or the passage of time, would constitute a default by Seller thereunder, nor to Seller's knowledge is any other party to such instrument in default thereunder. No Personal Property Lease listed on SCHEDULE 2.1.6(a) has been canceled nor to Seller's knowledge are there pending any threatened claims seeking to cancel or not renew such leases, nor does Seller have knowledge of any grounds therefor by the other parties thereto.

               F. INVENTORY. All Inventory is usable, in existence, under the control of Seller and to Seller's knowledge is free from any physical defects which would impair Buyer's ability to use such Inventory in the normal course of the Business. The Inventory is located on the Real Property.

               G. INTELLECTUAL PROPERTY.

                                    (i) Seller owns or possesses adequate
                  licenses, sublicenses or other rights to use all Intellectual Property, necessary to permit Seller to conduct the Business as now operated.

                                    (ii) Seller is the sole owner and has the
                  full legal right to use the Intellectual Property owned by it.

                                    (iii) Except as set forth in shrinkwrap or
                  other standard license forms for software, all of the Intellectual Property owned or licensed by Seller is assignable to Buyer as contemplated herein, or if the consent of any third party is required, such consent has been obtained in writing. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will alter or impair Buyer's or Seller's rights with respect to the Intellectual Property.

                                    (iv) To Seller's knowledge, the use by
                  Seller of any Intellectual Property has not in the past and does not currently infringe upon or conflict with any patent, trademark, trade name, brand name, service mark or copyright of any other Person. No claim is pending, or to Seller's knowledge threatened, to the effect that the present or past operations of Seller infringe upon or conflict with the rights of any other Person in respect of any Intellectual Property, and no claim is pending, or to Seller's knowledge threatened, to the effect that any Intellectual Property is invalid or unenforceable. Except as set forth in shrinkwrap or other standard license for software, no contract, agreement or understanding between Seller and any party exists that would impede or prevent the transfer to (or the continued use by) Buyer of the entire right, title and interest of Seller in and to the Intellectual Property.

                                    (v) Seller has not charged or threatened any
                  other Person, wherever located, with infringement of the Intellectual Property and has no knowledge of facts which would support any such claim of infringement.

                                    (vi) None of the processes and formulae,
                  research and development results and other knowledge of Seller, the value of which to Seller is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller to any person other than employees, suppliers, customers, representatives or agents of Seller.

                                    (vii) There are not pending or, to Seller's
                  knowledge, threatened any material adverse claims or demands relating to Seller's interest in the Intellectual Property, and Seller does not have knowledge of any pending or contemplated oppositions, interferences, re-examinations or other similar proceedings (whether material or not) pursuant to which any part of the Intellectual Property would be acquired by another party or reduced in scope so as to preclude the full use or enjoyment of the Intellectual Property (or any part thereof) by Buyer.

               H. INSURANCE. Seller has insurance contracts in full force and effect which provide for coverages that are usual and customary in its business as to amount and scope including, without limitation, all risk property, commercial general liability (including products and completed operations) and worker's compensation insurance contracts. All premiums with respect to such insurance contracts are paid up in full and no notice of cancellation or termination has been received with respect to any of such insurance contracts. Neither Seller, nor any party acting on behalf of Seller, has ever had any insurance policy or coverage involuntarily canceled for reasons other than a decision by Seller to discontinue premium payments and cancel the policy nor has Seller had an application for any insurance rejected or declined. All of the insurance contracts or coverages of Seller are listed on SCHEDULE 3.1.3.H, and disclosed in each case are the risks covered, the policy number and the insurer. Seller has provided a true, complete and accurate history of all claims under such policies, and any similar predecessor policies, during the past five (5) years to Buyer. Seller has supplied true, correct and complete copies of all current insurance policies to Buyer.

               I.     CONTRACTS.

                     (i) Except for the contracts listed on SCHEDULES 2.1.6.(a) AND 2.1.6.(b), with respect to the Business, Seller is not a party to or bound by:

                         (a) any Contractual Obligation to lease (as lessee) any real or personal property);

                         (b) any Contractual Obligations to sell or lease (as lessor) any of the Acquired Assets of Seller, other than Inventory in the ordinary course of business;

                         (c) any Contractual Obligations for the purchase of materials, supplies, goods, services, equipment or other assets in excess of $50,000 in the aggregate;

                         (d) any option, license, franchise or similar agreement;

                         (e) any Contractual Obligation for any distribution, dealer, sales representative, marketing or other similar arrangements with respect to the promotion or sale of the Inventory;

                         (f) except as described in item 1 of SCHEDULE 3.1.2.D any Contractual Obligation for partnership, joint venture, strategic alliance or other similar arrangements;

                         (g) any Contractual Obligation relating to Bank Loans or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                         (h) any Contractual Obligation that limits the freedom of Seller with respect to the Business to (x) compete in any line of business or with any person or in any area or (y) own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Acquired Asset, or which would so limit the freedom of Buyer after the Closing Date;

                         (i) any Contractual Obligation with or for the benefit of any Affiliate of Seller;

                         (j) any secrecy, confidentiality, non-disclosure or similar agreement;

                         (k) any other material agreement, commitment, arrangement or plan not made in the ordinary course of business; or

                         (l) any Guarantee by Seller of any Liability of any Person. As to each contracted listed on SCHEDULE 2.1.6(a), Seller has identified which of the foregoing subsections covers the contract.

               (ii) Each Assumed Contract is a valid and binding agreement of Seller, is in full force and effect and is, and will be when assigned to Buyer in accordance with this Agreement, enforceable in accordance with its terms, except to the extent that the enforceability of the rights and remedies created thereby may be subject to bankruptcy, insolvency, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (iii) To Seller's knowledge, no event has occurred which through the passage of time or the giving of notice, or both, would (a) constitute a breach or default by any party to any Assumed Contract, or (b) cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Acquired Assets.

               (iv) Except as listed on SCHEDULE 3.1.3.I, all of the Assumed Contracts are transferable to Buyer without the consent or approval of any other party thereto.

               (v) True and complete copies (or in respect of oral agreements, a description of material terms) of each Assumed Contract have been delivered to Buyer.

               J. PERMITS, ETC. SCHEDULE 2.1.7 is a complete and accurate list of all Permits owned or held by Seller that are necessary to conduct the Business as presently conducted, all of which are valid, effective and in good standing. Seller is not in default, and

          Seller has no knowledge of any claim of default, or of any other claim, proceeding or threatened proceeding with respect to any of the Permits. Except as listed on SCHEDULE 3.1.3.J, none of the Permits will be adversely affected by the consummation of the transactions contemplated hereby, and all of the Permits are transferable to Buyer, and renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedure or to pay amounts other than routine filing fees.

             3.1.4. EMPLOYEE BENEFIT MATTERS.

                    A. DEFINITIONS. For purposes of this Section, the
                  following terms will have the meanings set forth below:

                                    (i) "Benefit Arrangement" means any
                  employment, severance or similar contract or arrangement (whether or not written) or any plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by Seller or its ERISA Affiliates), policy, practice, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that is, or was during the preceding seven years, sponsored by Seller or any ERISA Affiliate and covers any employee or former employee of Seller or any ERISA Affiliate.

                                    (ii) "ERISA" means the Employee
                  Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                                    (iii) "ERISA Affiliate" means any other
                  entity which, during the current calendar year or at any other time during the seven preceding calendar years (a) together with Seller, would be treated as a single employer under Section 414 of the Code or (b) merged with or, other than in connection with Seller's purchase of assets from Quanex Corporation on April 15, 1993, liquidated into Seller.

                                    (iv) "Multiemployer Plan" means any plan
                  that is a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                                    (v) "Seller ERISA Plan" means any Seller
                  Pension Plan or Seller Welfare Plan.

                                    (vi) "Seller Pension Plan" means any
                  Pension Plan maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate is required to contribute for any current or former employees or that was maintained by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or had an obligation to contribute, at any time during the current calendar year or any of the seven preceding calendar years.

                                    (vii) "Seller Welfare Plan" means any
                  Welfare Plan maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate is required to contribute for any current or former employees, or that was maintained by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or had an obligation to contribute, at any time during the current calendar year or any of the seven preceding calendar years.

                                    (viii) "Pension Plan" means any pension
                  plan within the meaning of ERISA Section 3(2).

                                    (ix) "Welfare Plan" means any welfare
                  plan within the meaning of ERISA Section 3(1).

                                    (x) "PBGC" means the Pension Benefit
                  Guaranty Corporation.

                           B. BENEFIT ARRANGEMENTS. SCHEDULE 3.1.4.B identifies each Benefit Arrangement currently maintained by Seller or any ERISA Affiliate to which Seller or any ERISA Affiliate has a contribution obigation. Each Benefit Arrangement is being and has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including, without limitation, ERISA and the Code.

                           C. TERMINATION/WITHDRAWAL, ETC. Neither Seller nor any of its ERISA Affiliates has any Benefit Arrangement subject to ERISA Section 302 or Code Section 412.

                           D. MULTIEMPLOYER PLANS. None of the Benefit Arrangements is a Multiemployer Plan. Neither Seller nor any ERISA Affiliate has, or had at any time during the preceding seven calendar years, a contribution obligation to a Multiemployer Plan.

                           E. FAVORABLE DETERMINATION LETTER. Each Benefit Arrangement which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to Seller's knowledge, no event has occurred since the date of such determination letter to adversely affect the qualified status of such Benefit Arrangement.

                           F. AMENDMENT. Except as disclosed by Seller in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or oral) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Benefit Arrangement which would materially increase the expense of maintaining such Benefit Arrangement above the level of the expense incurred by Seller in respect thereof for the most recent fiscal year.

               G. CLAIMS. No Actions are pending or, to the knowledge of Seller, threatened, with respect to any Benefit Arrangement (other than claims for benefits in the ordinary course), and to the knowledge of Seller, no fact or event exists that could reasonably be expected to give rise to any such Action.

               H. TRIGGER. Except as disclosed on SCHEDULE 3.1.4.H, no employee of Seller will become entitled to any retirement, severance or other benefit solely as a result of the transactions contemplated hereby.

               I. REPORTS AND RETURNS. All reports and returns due to Governmental Authorities (including, but not limited to, annual IRS/DOL 5500-series information returns /reports) required to be filed in connection with all Benefit Arrangements have been timely filed and were true and correct when filed.

               J. THIRD PARTY CONTRACTS. All insurance contracts and/or agreements with HMOs, PPOs or similar organizations currently providing insurance or healthcare services in connection with any Seller Welfare Plan, including any "stop loss" or "excess loss" contract, and any obligation to provide conversion coverage, are currently in force. To the knowledge of Seller, no insurance company, HMO, PPO or similar organization currently providing insurance or healthcare services in connection with any Seller Welfare Plan has indicated to Seller or any ERISA Affiliate that it plans to cancel any contract or other agreement for coverage, or at any time during the next 12 months increase premiums, membership fees or any other charges by more than 10 percent.

               K. REQUIRED CONTRIBUTIONS. All required contributions to any Seller Plan and all premiums, fees or other payments required to be made in connection with any Seller Plan have either been timely made or are reflected in the Financial Statements on an accrual basis, whether or not Seller generally prepares its Financial Statements on an accrual basis.

               L. TERMINATED EMPLOYEES. No Seller Welfare Plan provides benefits to any employee after termination of employment, or to a director or independent contractor after he or she ceases to be a director or perform services to Seller or any ERISA Affiliate, except on a basis that will at all times require that the former employee, director or independent contractor pay all costs of his or her coverage.

               M. EMPLOYER SECURITIES. No Seller ERISA Plan holds any "employer securities" within the meaning of ERISA Section 407(d)(1) or any "employer real property" within the meaning of ERISA Section407(d)(2). Except to the extent Seller Pension Plan is an "ERISA Section 404(c) Plan" within the meaning of 29 C.F.R. Section 2550.404c-1(b)(1), no Seller Pension Plan has any investment that, (i) except in the case of any contract issued by an insurance company, is not publically traded and (ii) in the case of any contract issued by an insurance company, is not issued by a carrier rated AAA by Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

               N. UNWRITTEN PLANS. Seller does not maintain any unwritten agreements, Benefit Arrangements, policies and/or understandings with any employee or group of employees (including an indeterminate group of employees or all employees generally) concerning any Seller ERISA Plan, whether or not Seller or any ERISA Affiliate considers such unwritten agreements, policies or understandings to be binding on it, other than its plan for the payment of semi-annual discretionary "profit sharing bonuses".

          3.1.5. ENVIRONMENTAL MATTERS.

               A. DEFINITIONS. For purposes of this Agreement, the following terms will have the meanings set forth below:

                                    (i) "Environmental Laws" means any and all
                  applicable treaties, laws, regulations, ordinances, statutes, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or variances, promulgated or entered into by any Governmental Authority applicable to Seller or to which Seller is a party or is bound, relating to safety or health, pollution or the protection, clean-up or restoration of the environment, conservation, preservation or reclamation of natural resources, or to the management, Release or threatened Release of Hazardous Substances, including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901, ET SEQ. ("RCRA"), the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 ET SEQ., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601
                  ET SEQ. ("CERCLA"), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.
                  Sections 1251 ET SEQ., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 ET SEQ., the Toxic
                  Substances Control Act of 1976, 15 U.S.C. Sections 2601
                  ET SEQ., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Safe Drinking Water Act of
                  1974, as amended, 42 U.S.C. Sections 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.
                  Sections 1801 ET SEQ., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                                    (ii) "Hazardous Substances" means all
                  explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any faction thereof) or petroleum distillates, insecticides, pesticides, special wastes, industrial substances or wastes, PCBs, or any constituent of any such substances or wastes, asbestos or asbestos containing materials, and any materials defined by or pursuant to any Environmental Laws as hazardous, including, without limitation, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

                                    (iii) "Release" means any spilling,
                  emitting, leaking, pumping, pouring, emptying, injecting, escaping, dumping, depositing, disposing, discharging, dispersing, leaching, emanating or migrating of any Hazardous Substances (including the abandoning or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance) in, into, onto, or through the environment (including ambient air, surface water, groundwater, soils, land surface, subsurface strata, workplace or structure).

                           B.       COMPLIANCE.  Except as disclosed on
          SCHEDULE 3.1.5.B:

                                    (i) Seller has, with respect to the
                  Business, complied in all respects with all Environmental Laws and, has not been cited for or received a notice of violation or notice of noncompliance with respect to violation of any Environmental Law. Seller is not aware, with respect to any of the Real Properties, of any audit conducted by or on behalf of any third party or Governmental Authority with respect to: (a) any media, including groundwater, soil, or air; (b) the storage, burial, Release, transportation, or disposal of any solid waste, special waste or Hazardous Substances; or (c) the use of underground storage tanks by Seller. Seller has no formal or informal agreement of any kind with any third party or Governmental Authority relating to any environmental cleanup, investigation, audit, study or Remedial Work.

                                    (ii) To Seller's knowledge, the Real
                  Property is in full compliance with all applicable Environmental Laws. Neither Seller, nor, to Seller's knowledge, any third party has engaged in the generation, use, manufacture, treatment, transportation, storage, disposal or Release of any Hazardous Substances on, in, at or about the Real Property that is in violation of applicable Environmental Laws and/or that could reasonably be expected to subject Buyer to Losses.

                                    (iii) Seller has secured and maintained
                  compliance with all Permits and non-transferable Permits required for the conduct of the Business under Environmental Laws.

                                    (iv) The Seller has no knowledge of any
                  existing conditions that will substantially affect Buyer's ability to comply with Environmental Laws following the Closing hereunder or to obtain and maintain in effect the permits and authorizations from any Governmental Authority which are necessary to permit the continued operation of the Real Property as currently operated.

                                    (v) Except as set forth on SCHEDULE 3.1.3.J,
                  Seller has no knowledge of any site investigation or clean-up of any Real Property, nor any consent of any Governmental Authority or other Person, that will be required pursuant to any Environmental Laws in connection with the transfer of ownership of the Acquired Assets to Buyer.

                           C. NOTICE/INVESTIGATION. No written notice, citation, summons, complaint, order or written request for information pursuant to any Environmental Law has been received by Seller (including, without limitation, a CERCLA Section104(e) Information Request or state equivalent, requesting information regarding Seller's potential involvement in a waste disposal facility), and no penalty has been assessed and to Seller's knowledge no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to Seller, the Business, the Acquired Assets or the Real Property (other than those relating to any matter which has been resolved by such Governmental Authority or other Person and Seller) regarding (i) any alleged violation by Seller of any Environmental Law,
         (ii) any alleged failure by Seller to have any Permit or non-transferable Permit required under any Environmental Law, or (iii) any use, possession, Release, threatened Release, storage, generation, manufacture, treatment, transportation, disposal or recycling by or on behalf of Seller of any Hazardous Substance, including, without limitation, a written request for information or notification that Seller is a potentially responsible party under CERCLA or any other Environmental Law.

                           D. STORAGE TANKS. Except as disclosed on SCHEDULE 3.1.5.D, there are no, and have not been during Seller's ownership or use of the Real Property, any aboveground or underground storage tanks on the Real Property.

                           E. OSHA COMPLIANCE. Seller has not received any written notice of and does not have any knowledge of any soon to be issued notice of non-compliance with any applicable Environmental Laws or any other Laws relating to occupational health and safety, other than a notice relating to any matter that has been resolved by such Governmental Authority and Seller.

                           F. LISTING OF REAL PROPERTY. None of the Real Property is listed or, to the knowledge of Seller, proposed for listing on the National Priorities List under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, as updated through the date hereof, or any similar state list of sites requiring investigation or clean up.

                           G. CREDITS. Other than pursuant to this Agreement, Seller has not agreed or applied to trade, bank or sell any air emission, water improvement or pollution reduction credits it has, had or may have for the Real Property or Business.

                           H. DISPOSAL AND RECYCLING OF WASTE. Seller has at all times transported, disposed and/or recycled its waste in compliance with Environmental Laws or arranged for the transportation, disposal and/or recycling of any of its waste with a transporter or disposal and/or recycling facility licensed and permitted to transport or accept such waste, including, without limitation, solid, special, and hazardous waste.

                           I. DISCLOSURE. Seller has provided Buyer with copies of any (i) environmental, and of any occupational health and safety, investigation, study or audit in the possession of Seller which was conducted in the past seven years in relation to any of the

         Acquired Assets or Real Property, and (ii) any environmental disclosure statements for the Real Property required by any Law.

                  3.1.6.   LEGAL MATTERS.

                           A. OPERATIONS IN COMPLIANCE WITH LAW. Except as listed on SCHEDULE 3.1.6.A, the operations of the Business by Seller, as previously or now conducted, were not and are not in violation of any Law, which violation would have an adverse affect on the Business or the Acquired Assets. Seller does not know of any basis on which the operations of the Business as currently conducted would be held to violate or to give rise to any such violation. Seller has not received any written notice from any Governmental Authority, any insurance or inspection body or any other Person, that any of the properties, facilities, equipment or business procedures or practices of the Business fail to comply with any applicable Law. To Seller's knowledge, there are no regulations or legislation pending before any Governmental Authority which, if adopted, would have a material adverse effect on the Business, as currently conducted, or the Acquired Assets.

                           B. NO ILLEGAL PAYMENTS. Seller has not at any time made or received any illegal payment for political contributions, or any bribe, kickback or other illegal payment.

                           C. LITIGATION. There are no Actions, at law or in equity, pending, or to the knowledge of Seller, threatened, against or affecting Seller, the Acquired Assets, or the Business before or by any Governmental Authority or other Person, or any arbitration tribunal, wherever located. There are no judgments, orders, decrees, awards or settlement agreements before or of any Governmental Authority or arbitrator which affect the Acquired Assets, Seller or the Business that remain unsatisfied or unperformed.

                           D. PRODUCT WARRANTIES AND PRODUCT CLAIMS. Seller has not made any oral or written warranties in connection with the sale of the products of the Business, except in the LSS Agreement or as described on SCHEDULE 3.1.6.D. Other than with respect to products made under the LSS Agreement, there are no claims pending or, to Seller's knowledge, threatened against Seller that relate to any products sold by Seller with respect to the Business, including, without limitation, claims in respect of the quality or defects in such products. Other than with respect to products made under the LSS Agreement, SCHEDULE 3.1.6.D accurately summarizes all returns of defective products from and after January 1, 1996, and all credits, allowances and payments made under any applicable warranty to customers for defective products during such period. Except for non-material claims, Seller has not been required to pay direct, incidental or consequential damages to any person or entity in connection with any of such products.

                  3.1.7.   TAX MATTERS.

                           A. EFFECT OF TRANSFER. After giving effect to the transfer to Buyer on the Closing Date, neither the Business nor the Acquired Assets will be subject to, nor will Buyer have, any Liability in respect of any Taxes (i) arising from or relating to the ownership or operation of the Business or the Acquired Assets on or prior to the Closing Date, other than as reflected on the Closing Date Balance Sheet that had been set forth and accrued on the Reference Balance Sheet and the subsequent interim financial statements of Seller, as they may have been adjusted for Taxes arising in the ordinary course of business in the period from the Reference Date to the Closing Date or (ii) arising from or relating to the consummation of the transactions contemplated hereby, in each case except to the extent Buyer has assumed responsibility therefor under this Agreement.

                           B.       COMPLIANCE.

                                    (i) Seller has timely filed, all federal and
                  foreign income tax returns, and all state, county and local income, franchise, property, sales, use, unemployment and other tax returns in each state and jurisdiction where such returns are required to be filed, and such returns are true and correct in all respects. Seller has paid all Taxes required to be paid in respect of such returns.

                                    (ii) All Taxes required to be withheld from
                  employees or independent contractors of Seller have been properly withheld, and, if required, have been deposited with the appropriate Governmental Authority.

                                    (iii) No claim or investigation is pending,
                  or to the knowledge of Seller, threatened, by any Governmental Authority alleging that Seller has a duty to file tax returns and pay Taxes or is otherwise subject to the taxing authority of any Governmental Authority to which Seller does not currently file returns and pay Taxes, and Seller has not received any notice or questionnaire from any such Governmental Authority which suggests or asserts that Seller may have a duty to file such returns and pay such taxes, or otherwise be subject to such taxing authority.

                                    (iv) Seller has not extended, or waived the
                  application of, any statute of limitations of any Governmental Authority regarding the assessment or collection of any Taxes.

                  3.1.8.   LABOR AND EMPLOYMENT MATTERS.

                           A. LABOR MATTERS. With respect to the Business, except as set forth on SCHEDULE 3.1.8.A, (i) there are no controversies pending or, to the knowledge of Seller, threatened, between Seller and any employee thereof; (ii) Seller is not a party to any collective bargaining agreement or other labor contract applicable to any of its employees; (iii) there are no grievances outstanding against Seller under any such agreement or contract; (iv) there are no unfair labor practice charges or complaints pending against Seller before the National Labor Relations Board or any similar state agency; and (v) during the preceding three (3) years, there have been no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to Seller's knowledge, threats thereof, by or with respect to any employees of Seller.

                           B. EMPLOYEES. Set forth on SCHEDULE 3.1.8.B is a true and correct list of all the employees of the Business, along with the title and compensation of each of Seller's employees who during Seller's last fiscal year was paid or is expected in the current fiscal year to be paid compensation of more than $50,000 ("Management Employee"). Since the Reference Date, no Management Employee has received any increase in compensation except as set forth on SCHEDULE 3.1.8.B. No Management Employee of Seller has terminated or to Seller's knowledge threatened to terminate his or her employment with Seller or given notice of such termination.

                           C. APPLICATION OUTSIDE U.S. The Business does not employ any person outside the United States, and no Benefit Arrangement is maintained for employees outside the United States.

                  3.1.9.   MISCELLANEOUS MATTERS.

                           A. CHANGE IN RELATIONSHIP. Seller has no knowledge, whether on account of the transactions contemplated hereby or otherwise: that (i) any material customer, agent, or representative of the Business intends to discontinue or substantially diminish or change its relationship in any materials respect with the Business or the terms thereof or reduce the amount of its purchase of goods or services from the Business; (ii) the ability and opportunity of the Business to purchase supplies and materials in quantities adequate to its business as now conducted will be impaired in any material respect; (iii) any supplier intends to increase prices or charges for goods or services presently supplied and material to the Business; or (iv) any officer or key employee of the Business intends to terminate his or her employment.

                           B. REQUIRED CONSENTS. Except for the consents required for the transfer to Buyer of the Assumed Contracts and Permits, the requirements for which are set forth on SCHEDULES 3.1.3.I AND 3.1.3.J hereof (the "Required Consents"), no approval, consent, authorization or other order of, any Governmental Authority or any other Person, including, without limitation, any party to any Contractual Obligation of Seller, is required to be obtained by or on behalf of Seller in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

                           C. TRANSACTIONS WITH AFFILIATES. Since the Reference Date, Seller has not made any payments to its Affiliates, nor received any advances from its Affiliates, except for payments or advances made in the ordinary course of Seller's business and on terms no less favorable to Seller than those that would result from arm's length negotiations with unrelated third parties. All of Seller's payments to its Affiliates since the Reference Date, excluding distributions to Owners, are shown on SCHEDULE 3.1.9.C.

                           D. BROKERS OR FINDERS. Seller has not incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereunder.

                           E. FULL DISCLOSURE. All documents furnished by Seller to Buyer or its agents or representatives, including, without limitation, those documents listed on any Schedule hereto, are true and correct originals or copies of originals and are complete in all material respects, any amendments thereto having been identified and furnished to Buyer by Seller.

                           F. NO DEFENSE. The fact that some or all of Seller's employees, including certain of Seller's officers or Management Employees, will or may be employed by Buyer after the Closing will not be deemed (i) to constitute or impute to Buyer any knowledge which such employee or Seller has; (ii) to relieve or diminish the Liability of Seller for any breaches of its representations and warranties hereunder; or (iii) to affect in any way the other duties and obligations that Seller has or would otherwise have hereunder.

                  3.1.10. NO FURTHER REPRESENTATIONS. EXCEPT AS SET FORTH ABOVE IN THIS SECTION 3.1, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE BUSINESS OR THE CONDITION, SUITABILITY OR OTHER PHYSICAL ASPECT OF THE ACQUIRED ASSETS AND BUYER IS PURCHASING THE ACQUIRED ASSETS ON AN "AS IS, WHERE IS" BASIS. EXCEPT AS SET FORTH HEREIN, SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         3.2. REPRESENTATIONS AND WARRANTIES OF BUYER. To induce Seller to enter into this Agreement, Buyer represents and warrants as follows.

                  3.2.1. ORGANIZATION AND STANDING OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  3.2.2. CORPORATE AUTHORITY; EFFECTIVE AGREEMENT. The Board of Directors of Buyer has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate or stockholder action is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws in effect now or hereafter relating to creditors' rights generally and by equitable principles, whether considered in a proceeding at law or in equity. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions provided for herein do not and will not, with or without the giving of notice, the passage of time, or both, conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (a) the Charter or Bylaws of Buyer, (b) any Contractual Obligation of Buyer, or (c) any Law to which Buyer is subject.

                  3.2.3. FULL DISCLOSURE. No statement herein by Buyer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated to make the statements contained herein not misleading.

                  3.2.4. BROKERS OR FINDERS. Buyer has not incurred any Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated hereunder.

                  3.2.5. QUALIFIED EMPLOYEE PLANS. Either Buyer will assume the 401(k) Plan of Seller (if same is fully funded) or Buyer or one of its Affiliates will maintain one or more plans qualified under Section 401(a) of the Code that will permit rollover contributions of 401(k) plan funds to be made to it by any former employees of Seller hired by Buyer, and any such plans will, as of the Closing Date, make any former employees of Seller hired by Buyer eligible to participate therein immediately following the Closing Date.

                  3.2.6. DUE DILIGENCE; RELIANCE ON REPRESENTATIONS. Buyer acknowledges that it is relying solely on its own due diligence investigation and the representations and warranties of Seller set forth in SECTION 3.1, and not any other representations or warranties made or alleged to have been made by Seller or any of its officers, directors, Owners, employees, representatives, attorneys or agents.

                              ARTICLE 4. COVENANTS

         4.1.     COVENANTS TO BE PERFORMED PRIOR TO CLOSING.

                  4.1.1. ACCESS TO PREMISES AND INFORMATION. On and prior to the Closing Date, during normal business hours and upon reasonable prior notice, Seller will permit Buyer and its representatives to (A) have full access to the Acquired Assets, the Real Property, all of Seller's key employees and the Books and Records; and (B) make copies of such Books and Records as Buyer or any of its representatives will reasonably request; provided that any third party entering upon Seller's premises shall execute, upon demand, Seller's form of Site Entry Agreement and provided further that all such persons shall comply with Seller's health and safety regulations and be made aware by Buyer of the obligations of confidentiality in the letter agreement dated November 19, 1999. Seller will deliver such additional information relating to the Business and the Acquired Assets as may be reasonably requested by Buyer or its representatives.

                  4.1.2. CONDUCT OF BUSINESS PRIOR TO CLOSING. Seller covenants that from the date of this Agreement until the Closing, it will carry on the Business in the ordinary course and in the same manner as heretofore carried on. To that end, Seller will use its good faith efforts and diligence to preserve Seller's present business organization intact (other than effecting the contemplated statutory conversion to a Delaware limited partnership); keep available the services of the employees of Seller; and preserve business relationships with customers, suppliers, and others having business dealings with Seller. Without limiting the generality of the foregoing, unless Seller acts with the written consent of Buyer (which shall not be unreasonably withheld or delayed) or except as otherwise specifically contemplated by this Agreement, Seller will not, with respect to the Business, between the date of this Agreement and the Closing, take any of the actions set forth in SECTION 3.1.2.D(i) THROUGH (xxi) hereof.

                  4.1.3. NOTICES AND CONSENTS. Prior to the Closing Date, Seller and Buyer will cooperate to obtain all Required Consents deemed necessary by Buyer and to give all notices which are required to be given to consummate the transactions provided for herein, and as each is given or obtained, the appropriate party will promptly deliver a copy of such instrument to the other party.

                  4.1.4. DISCHARGE OF LIENS AND ENCUMBRANCES. All Liens relating to the Acquired Assets will be satisfied, terminated and discharged on or prior to the Closing Date (except for the Permitted Liens), and evidence reasonably satisfactory to Buyer and its counsel of such satisfaction, termination and discharge will be delivered to Buyer at or prior to the Closing.

                  4.1.5. SUPPLEMENTAL DISCLOSURE. Seller will have the continuing obligation up to and including the Closing Date to promptly supplement or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, should have been set forth on the Schedules; provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure will not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Buyer.

                  4.1.6. OTHER TRANSACTIONS. While this Agreement remains in effect, Seller will deal exclusively and in good faith with Buyer with regard to the sale of the Acquired Assets to Buyer, and Seller, and its Affiliates and Owners will not, directly or indirectly, solicit, initiate, encourage the submission of or provide any information or other assistance to, any party other than Buyer relating to the acquisition of any capital stock, other securities, the Acquired Assets or any substantial portion of Seller's assets (including any acquisition structured as a merger, consolidation or share exchange). If, notwithstanding the foregoing, Seller, or any of its Affiliates or Owners, receive any acquisition proposal or inquiry from any other party, Seller will promptly inform Buyer thereof.

                  4.1.7. EMPLOYEES. Buyer intends to make offers of employment to each of the employees of Seller and will advise Seller, at least ten (10) days prior to the Closing Date, of any such employees of Seller who will not receive an offer of employment. Seller will cooperate with Buyer in Buyer's efforts to hire such persons on terms acceptable to Buyer.

                  4.1.8. PREPARATION FOR CLOSING. Seller and Buyer each agree to use its commercially reasonable efforts to bring about the fulfillment of the conditions precedent to Closing contained in this Agreement.

                  4.1.9. PRESS RELEASES. Between the date hereof and the Closing Date, neither Seller or Buyer will issue any press release or make any public statements regarding this Agreement or the transactions contemplated hereby without the prior approval of the other party, which approval will not be unreasonably withheld, except when such statement or press release is required by Law, in which event the other party will have the right to review and comment upon any such statement or press release prior to its issuance.

              4.1.10. NOTICE OF BREACHES. Seller will notify Buyer promptly of any breaches or violations by Seller, whether intentional or unintentional, of the representations, warranties, covenants or other terms, conditions or restrictions of this Agreement applicable to Seller.

              4.1.11. INSURANCE. Seller will keep in effect and maintain all of its insurance policies covering the Acquired Assets and the Business through the Closing Date.

              4.1.12. INTELLECTUAL PROPERTY. Seller will keep in effect and maintain all of its pending and issued or granted Intellectual Property through the Closing Date.

              4.1.13. ASSUMPTION OF SELLER'S ERISA PLANS. At Closing, Buyer will adopt Seller's ERISA Plans, other than any such plans relating to workers' compensation insurance. Seller shall take all necessary steps prior to Closing, including the adoption of any amendments to such ERISA Plans and obtaining all necessary consents, waivers or endorsements of insurers, to enable Buyer to adopt such Seller's ERISA Plans without loss or interruption of coverage of such Seller's ERISA Plans or any covered employees or dependents of any insurance coverage or benefit.

              4.1.14. ASSUMPTION OF SELLER'S ERISA PLANS. At least ten days prior to Closing, Seller shall deliver to Buyer true, correct and complete copies of all of the following items with respect to any and all Seller ERISA
Plans: (i) the current plan document, including any and all current amendments thereto; (ii) the current trust agreement, and all current amendments thereto, and all other current agreements between Seller and the trustee or any other plan fiduciary; (iii) the current summary plan description and all summaries of material modifications; (iv) all individual or group insurance or annuity contracts, including any "stop loss", "excess loss" or similar insurance contracts; (v) all agreements with any health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs"), or other providers of healthcare services; and (vi) all agreements with all Persons for the provision of administrative, record keeping, claims handling or review, consulting and/or investment management services.

              4.1.15. SELLER POLICIES. At least ten days prior to Closing, Seller shall make available to Buyer written descriptions of its grant, award, and contribution policies under all Seller ERISA Plans and any profit sharing plans of Seller.

         4.2. COVENANTS CONTINUING BEYOND CLOSING.

              4.2.1. EXPENSES OF TRANSACTION. Seller and Buyer will each bear all of their respective expenses incurred in connection with this Agreement and the transactions contemplated. Such expenses will include, without limitation, legal, accounting, investment advisor fees and travel expenses.

              4.2.2. NON-COMPETITION/CONFIDENTIALITY. Seller acknowledges that
(a) the success of the Business after the Closing Date will depend upon both the reasonable limitation of competition from Seller and the Owners and the continued preservation of the confidentiality of certain information regarding the Business; (b) the reasonable limitation of such competition and the preservation of the confidentiality of such information is an essential premise of the bargain between and among Seller, the Owners and Buyer; and (c) Buyer would be unwilling to enter into this Agreement in the absence of this SECTION 4.2.2. Accordingly, at Closing, each of the Owners and Seller will execute and deliver to Buyer a Non-Competition Agreement in the form attached hereto as EXHIBIT A.

              4.2.3. EMPLOYEES. Except as otherwise provided in SECTION 2.3.5, Seller will be responsible for and will comply with any and all requirements, contractual or otherwise, concerning the discharge of its employees, including, without limitation, employee benefits (including COBRA) and severance compensation. Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment by Buyer, of any nature or kind whatsoever.

              4.2.4. TRANSFER TAXES. Any sales, use or transfer taxes imposed by any Governmental Authority on either Seller or Buyer as a result of the consummation of the transactions contemplated hereby will, when finally determined to be due and payable, be divided between and paid equally by Seller and Buyer.

              4.2.5. COOPERATION. Buyer and Seller agree to execute and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Buyer the benefits intended by such transactions. The parties will cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

              4.2.6. ADDITIONAL DOCUMENTS, ETC. At Closing and at any time thereafter, Seller covenants and agrees to execute and/or file any documents of transfer, powers of attorney and assignments reasonably required in the opinion of Buyer's counsel, or to furnish testimony or documentation, if any, evidencing, without limitation, past use of the Intellectual Property, in order to perfect or protect Buyer's right, title and interest in the Acquired Assets.

              4.2.7. CHANGE OF NAME. Seller agrees that as of the time of Closing, Seller will cease to use its present name and any similar names, and will permit and facilitate the use thereof, in whole or in part, by Buyer or by any division or Affiliate of Buyer. Within five (5) business days after the Closing, Seller will cause to be filed with the appropriate state authorities in Seller's state of incorporation and other states in which Seller in authorized to transact business, an amendment to the Charter of Seller changing Seller's present name to a new name bearing no resemblance to Seller's present name and a written consent and whatever other documents are required to permit Buyer (or any Affiliate of Buyer) to incorporate, qualify or register using Seller's present name or any similar name as of the date hereof.

              4.2.8. COLLECTION OF RECEIVABLES. Buyer will have no responsibility for the collection of the Receivables, but Buyer agrees to use commercially reasonable efforts to cooperate with Seller's efforts to collect the Receivables. In the event that Buyer or any of its Affiliates receives payment or other property in respect of the Receivables, Buyer (or its Affiliate) shall hold such payment or property in trust for Seller and shall immediately provide notice and pay or turn over the same to Seller or its designated representative.

              4.2.9. PROFIT SHARING. Seller will pay the First Quarter Bonus to its employees within thirty (30) days of the Closing Date.

              4.2.10. PROCESSING OF EXCLUDED INVENTORY. Buyer will process the Excluded Inventory for Seller under the terms and conditions of the LSS Agreement, read as if Buyer were Seller and Seller were Lone Star Steel Company thereunder.



                               ARTICLE 5. CLOSING

         5.1. DATE, TIME AND LOCATION. The closing under this Agreement (the "Closing") will take place at the offices of Strasburger & Price, L.L.P., 901 Main Street, Suite 4300, Dallas, Texas 75202 at 10:00 a.m. on March 31, 2000, or such other date, time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). The effective time of the Closing will be at 12:01 a.m. on the next day following the Closing Date ("Effective Time").

         5.2. TRANSFER AND ASSIGNMENT OF ACQUIRED ASSETS; PRORATIONS.

              5.2.1. TRANSFER AND ASSIGNMENT OF ACQUIRED ASSETS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller will convey, transfer, assign and deliver to Buyer all of the Acquired Assets free and clear of any Liens, except the Permitted Liens. The form of the deeds, assignments, the bill of sale, Seller's certificates and FIRPTA affidavits for the Acquired Assets, and all other documents of transfer will be in a form satisfactory to Buyer and Seller and as deemed necessary by Buyer in order to perfect Buyer's right, title and interest therein. Delivery of such transfer documents will be made against delivery of the Estimated Purchase Price, in accordance with the terms of this Agreement.

              5.2.2. PRORATIONS. Except as provided elsewhere in this Agreement, all property and ad valorem Taxes, assessments, rental payments, utilities, and other similar expenses of or relating to the Real Property will be prorated between Buyer and Seller as of the Closing Date (the net portion payable or receivable by Seller hereafter being called the "Proration Amount"). Amounts due Buyer and Seller as a result of the application of this proration procedure will be offset against each other and the resulting balance will be taken into account in determining the Estimated Purchase Price. If any statement or invoice necessary to make the foregoing determination has not yet been received and the amount due thereunder is not otherwise ascertainable, then proration and payment therefor will be deferred until such statement or invoice has been received.

         5.3. PAYMENT OF ESTIMATED PURCHASE PRICE. The Estimated Purchase Price MINUS $1,000,000.00 (the "Escrow Amount"), which Escrow Amount will be placed by Buyer in an interest bearing account pursuant to the terms of the Escrow Agreement attached hereto as EXHIBIT B, MINUS the Proration Amount (or plus the Proration Amount if the net thereof is a receivable due Seller) for that portion of the year 2000 prior to the Closing Date will be paid to Seller on the Closing Date by wire transfer in immediately available funds to an account designated by Seller to Buyer in writing at least five (5) days prior to Closing.

         5.4. PURCHASE PRICE ADJUSTMENT.

              5.4.1. PROCEDURES FOR ADJUSTMENT. To determine the Purchase Price Adjustment, if any, an audited balance sheet for Seller will be prepared by Seller's CPA as of the Closing Date, in accordance with GAAP, without regard to the sale of the Acquired Assets by Seller and the payment or assumption of the Assumed Liabilities by Buyer as contemplated by this Agreement (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet will include a schedule showing the difference, if any, between the Estimated Purchase Price and the Final Purchase Price, as determined from the Closing Date Balance Sheet. Within thirty (30) days following the Closing Date, Seller, at Seller's sole expense, will cause the Closing Date Balance Sheet to be delivered to Buyer. Within fifteen (15) days of Buyer's receipt of the Closing Date Balance Sheet, Buyer or Buyer's certified public accountant will, in writing, either (A) advise Seller that Buyer agrees with the Closing Date Balance Sheet; or (B) advise Seller, in reasonable detail, of the nature and extent of any disagreement with the Closing Date Balance Sheet. If Buyer does not agree with the Closing Date Balance Sheet, the parties will negotiate in good faith for fifteen (15) days to resolve any such disagreement and, failing a resolution, on the fifteenth (15th) day will agree on a "Big Five" firm of independent public accountants (that does not provide services to Buyer, Seller or any of their Affiliates) to resolve any remaining disputes, which resolution shall be final, binding upon Buyer and Seller, and not subject to arbitration or further appeal. The fees and expenses of this firm of independent public accountants will be borne equally by Buyer and Seller. Buyer and Seller will cooperate with each of the independent public accountants and provide such accountants with such information as is reasonably necessary to prepare the Closing Date Balance Sheet. Buyer and Seller will use their individual and collective best efforts to cause such accountants to determine the Closing Date Balance Sheet as soon as is reasonably practicable after the Closing.

              5.4.2. RECONCILIATION OF ESTIMATED PURCHASE PRICE AND FINAL PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE ADJUSTMENT. If the Final Purchase Price is greater than the Estimated Purchase Price, Buyer will pay the difference between such amounts, together with interest thereon (as provided below) to Seller. If the Final Purchase Price is less than the Estimated Purchase Price, then Seller will pay the difference between such amounts, together with interest thereon (as provided below), to Buyer. Such payment will be made by wire transfer in immediately available funds to an account designated by the recipient. The payment of the Purchase Price Adjustment will be made within ten (10) days following the earlier of (A) Seller's notice that it agrees with the Closing Date Balance Sheet; (B) a resolution by Buyer and Seller of any disagreement regarding the Closing Date Balance Sheet; and (C) a final determination by the "Big Five" accounting firm selected pursuant to
SECTION 5.4.1. The payment of the Purchase Price Adjustment, whether to or from Seller, will bear interest from the Closing Date to the date of payment at an annual interest rate of ten percent.

              5.4.3. COOPERATION. Buyer and Seller agree to cooperate in the preparation of the Closing Date Balance Sheet and the determination of the Purchase Price Adjustment. Seller and Seller's CPA will be permitted to participate with Buyer and Buyer's CPA in all phases of its auditing procedures. The parties will also make available to each other and to their respective CPA's for review and audit all Books and Records of Seller relevant to the preparation of the Closing Date Balance Sheet or the financial condition of Seller as of the Closing Date, including their respective CPA's workpapers.

         5.5. ALLOCATION OF PURCHASE PRICE. For federal income tax purposes, the Final Purchase Price as determined pursuant to SECTION 5.4 will be allocated among the Acquired Assets and the covenants not to compete in accordance with SCHEDULE 5.5. The allocation will be binding upon Buyer and Seller, and neither Buyer nor Seller will take any position with any taxing authority which is inconsistent with such allocation.

         5.6. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which, or the occurrence of which, may be waived in writing, in whole or in part, by Buyer:

              5.6.1. CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement will be materially true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

              5.6.2. PERFORMANCE OF AGREEMENTS. Seller will have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it in all material respects on or prior to the Closing Date.

              5.6.3. SELLER'S CERTIFICATE. On the Closing Date, Seller will furnish to Buyer a certificate (or certificates) signed by Seller, and dated the Closing Date, to the effect that (i) the conditions specified in SECTIONS
5.6.1 AND 5.6.2. hereof have been satisfied and (ii) there has been no material adverse change with respect to the Acquired Assets, the Business or Seller since the Reference Date.

              5.6.4. GOOD STANDING CERTIFICATE. At Closing Seller will provide to Buyer a certificate of good standing dated on or about the Closing Date stating that Seller is a corporation or limited partnership in good standing under the laws of the State of Delaware.

              5.6.5. BILL OF SALE. Seller will have executed and delivered to Buyer a Bill of Sale evidencing the transfer to Buyer of title to the personal property, including the Acquired Assets, free and clear of any Liens, except the Permitted Liens, in the form of EXHIBIT C attached hereto.

              5.6.6. OWNER AGREEMENTS. Each Owner (a) and Seller will have executed and delivered to Buyer a Non-Competition Agreement, in the form of EXHIBIT A attached hereto, and (b) a Guaranty Agreement, in the form of EXHIBIT D attached hereto.

              5.6.7. CONTRACT AND LEASE ASSIGNMENTS. Seller will have executed and delivered to Buyer an Assignment and Assumption Agreement in the form of EXHIBIT E attached hereto with respect to the Permits and the Assumed Contracts, including, without limitation, the Real Property

Leases and the Personal Property Leases. With respect to the Real Property Leases and the Personal Property Leases, such assignment will be at no cost to Buyer and Seller will have obtained any and all consents required for such assignments, together with estoppel certificates in form satisfactory to Buyer, with no change in rent or other terms, except in accordance with the terms of such Real Property Leases or Personal Property Leases.

              5.6.8. EMPLOYMENT AGREEMENTS. Kenneth Beil and Bentley Munson will have entered into employment agreements with Buyer in the general form of EXHIBIT F attached hereto.

              5.6.9. REQUIRED CONSENTS. Seller will have furnished to Buyer all Required Consents, in form and substance reasonably satisfactory to Buyer, identified in writing by Buyer to Seller not less than ten (10) days prior to the Closing Date.

              5.6.10. TERMINATION STATEMENTS AND RELEASES OF LIENS. Seller will have delivered to Buyer duly executed termination statements under the Uniform Commercial Code which, when filed with the appropriate Governmental Authorities, will terminate all financing statements on the Acquired Assets, other than the Permitted Liens.

              5.6.11. REAL PROPERTY. Buyer, at its own expense, will have received for each parcel of Real Property:

                   A. TITLE INSURANCE. An owner's extended coverage policy of title insurance issued by a title company satisfactory to Buyer and dated as of the Closing Date insuring title to such Real Property in an amount at least equal to the allocated portion of the Purchase Price applicable thereto and free and clear of all Liens and other exceptions to or exclusions from coverage, other than the Permitted Liens (and with the survey exception deleted). Without limiting the foregoing, no such title insurance policy will create an exception for or exclusion from the coverage of such policy or from the liability of the title company on account of acts or omissions of Seller or facts known to the insured (or to its or their current or former directors, stockholders, partners, officers, agents or employees) where such acts or omissions occurred prior to the Closing Date. In connection with each such title insurance policy, Buyer will have the opportunity to receive, if obtainable in the particular jurisdiction, zoning, comprehensive, survey, contiguity (where appropriate), nonimputation and public-street access endorsements, in form and substance reasonably satisfactory to Buyer, except that it will not be a condition to closing that Buyer determines not to purchase any such endorsements (whether because of cost or otherwise) if available.

                   B. GENERAL WARRANTY DEED. A General Warranty Deed, in form and substance reasonably satisfactory to Buyer, duly executed by Seller, evidencing the transfer to Buyer of such Real Property free and clear of any Liens, except Permitted Liens.

              5.6.12. DUE DILIGENCE, ETC. Buyer will have completed its due diligence inquiry to its reasonable satisfaction, including its reasonable satisfaction (i) with Seller's audited Financial Statements for 1999 and the most recent interim period, (ii) that there are no contingent or reasonably possible claims or liabilities that can reasonably be viewed to adversely affect in any material respect the Business or condition, financial or otherwise, of Seller and (iii) that there has been no material adverse change in the Business or condition, financial or otherwise, of Seller prior to Closing. Buyer's opportunity to conduct due diligence and its decision to close based thereon will not limit or diminish any representation, warranty, indemnity obligation or other duty of Seller hereunder.

              5.6.13. LEGALITY; GOVERNMENTAL AUTHORIZATION; LITIGATION. Buyer's purchase of and payment for the Acquired Assets, and Buyer's purchase or any payment for Seller's and the Owners' covenants not to compete will not be prohibited by any Law and will not subject it to any penalty, tax, or liability to any Governmental Authority except for transfer taxes, ad valorem or other property taxes as contemplated herein. The Required Consents and all necessary consents, approvals, orders and authorizations of, or registrations, declarations and filings with, any Governmental Authority or of any other Person with respect to any of the transactions contemplated by this Agreement will have been obtained or made and will be in full force and effect. No action or proceeding will have been instituted or threatened in writing prior to or at the Closing Date by or before any arbitrator or Governmental Authority, pertaining to the purchase by Buyer of the Acquired Assets, the covenants not to compete of Seller or the Owners or the enforcement of this Agreement, the result of which could (i) prevent or render illegal the consummation of same or (ii) have a material adverse effect on the business, operations, assets or prospects of Seller or the Business, or as a result of the consummation of the transactions contemplated hereby, of Buyer, in each case determined in Buyer's reasonable judgment. All waiting periods required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (collectively "HSR"), shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without regard to the imposition or implementation of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or business of Buyer, its affiliates or any component of Seller or other actions as a pre-condition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under state laws comparable to HSR shall have been obtained on a like basis.

              5.6.14. NO CHANGE IN LAW; ETC. No Law will have been enacted or made by or on behalf of any Governmental Authority, nor will any legislation have been introduced and favorably reported for passage to either house of Congress or to either house of any state legislature by any committee thereof, nor will any investigation by any Governmental Authority have been commenced, nor will any decision of any court of competent jurisdiction have been rendered, which, could (i) materially and adversely affect, restrain, prevent or change the transactions contemplated by this Agreement, or (ii) have a material adverse effect on the Business or the operations, assets or prospects of Seller or, as a result of the consummation of the transactions contemplated hereby, of Buyer, in each case as determined in Buyer's reasonable judgment.

              5.6.15. FINANCING. Buyer will have obtained financing in an amount and on terms, provisions and conditions satisfactory to Buyer, in its sole discretion, sufficient to consummate the transactions contemplated by this Agreement. Buyer represents and warrants that it (or one of its Affiliates) has obtained a binding commitment letter to supply such financing.

              5.6.16. DELTA TUBULAR. Buyer, Lone Star Steel Company and CHC d/b/a Delta Tubular Processing, a Pennsylvania general partnership ("Delta Tubular") will have entered into a letter of understanding in the form of EXHIBIT G attached hereto (the "Delta Agreement").

              5.6.17. PROFIT SHARING. Seller shall have made adequate provision for the payment of "profit sharing bonuses" for the first calendar quarter of 2000 to its employees (the "First Quarter Bonus"), with such payments to have been calculated substantially in accordance with Seller's practices in calculating discretionary profit sharing bonuses since the Reference Date (except that Seller shall pay the bonus for the first calendar quarter rather than the first half of the year).

              5.6.18. 1999 AUDITED STATEMENTS. Seller will have delivered the 1999 Audited Statements to Buyer.

              5.6.19. RECEIVABLES REPORT. Seller will have delivered to Buyer a true and correct list of the Receivables, detailing the specific amounts of and items comprising each of the Receivables, as of March 31, 2000.

              5.6.20. MAINTENANCE OF COVERAGE. None of the transactions contemplated by, or incident to, this Agreement, or any combination (or all) of such transactions, will result in any cancellation or loss of, or a reduction in coverage under, any insurance policy including any "stop loss" or "excess loss" policy, or any obligation to provide conversion coverage, or HMO, PPO or other heathcare contract in connection with any Seller Welfare Plan.

              5.6.21. INSURANCE COVERAGE. Seller shall cause Buyer to be named as an additional insured under its commercial general liability insurance policies.

         5.7. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligation of Seller hereunder are subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, compliance with which, or the occurrence of which, may be waived, in writing, in whole or in part by Seller.

              5.7.1. CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement will be true in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

              5.7.2. PERFORMANCE OF AGREEMENTS. Buyer will have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it in all materials respects on or prior to the Closing Date.

              5.7.3. OFFICER'S CERTIFICATE. On the Closing Date, Buyer will furnish to Seller a certificate signed by an officer or duly authorized representative of Buyer, dated the Closing Date, to the effect that the conditions specified in SECTIONS 5.7.1 AND 5.7.2 hereof have been satisfied.

              5.7.4. BOARD APPROVAL. The Board of Directors of Buyer shall have approved the entry into, and consummation of the transactions contemplated by, this Agreement.

              5.7.5. ABSENCE OF LITIGATION. No action or proceeding will have been instituted prior to or at the Closing Date before any court, arbitrator or other Governmental Authority, or instituted or threatened in writing by any public authority, pertaining to the purchase by Buyer of the Acquired Assets, the results of which could prevent or make illegal the consummation of such purchase.

              5.7.6. GOOD STANDING CERTIFICATE. At Closing Buyer will provide to Seller a certificate of good standing dated on or about the Closing Date stating that Buyer is a corporation in good standing under the laws of the State of Delaware.

              5.7.7. DELTA TUBULAR. Buyer, Lone Star Steel Company and Delta Tubular will have entered into the Delta Agreement.

              5.7.8. LEGALITY; GOVERNMENTAL AUTHORIZATION; LITIGATION. Seller's sale of the Acquired Assets, and Seller's and the Owners' execution of covenants not to compete, will not be prohibited by any Law and will not subject Seller to any penalty, tax, or liability to any Governmental Authority except for transfer taxes, income, ad valorem or other property taxes as contemplated herein. All necessary consents, approvals, orders and authorizations of, or registrations, declarations and filings with, any Governmental Authority with respect to any of the transactions contemplated by this Agreement will have been obtained or made and will be made in full force and effect. No action or proceeding will have been instituted or threatened in writing prior to or at the Closing Date by or before any arbitrator or Governmental Authority pertaining to the sale by Seller of the Acquired Assets, the covenants not to compete of Seller or its Owners or the enforcement of this Agreement, the result of which could prevent or render illegal the consummation of same, as determined in Seller's reasonable judgment. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without regard to the imposition or implementation of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or business of Buyer, its affiliates or any component of Seller or other actions as a pre-condition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under state laws comparable to HSR shall have been obtained on a like basis.

              5.7.9. NO CHANGE IN LAW; ETC. No Law will have been enacted or made by or on behalf of any Governmental Authority, nor will any legislation have been introduced and favorably reported for passage to either house of Congress or to either house of any state legislature by any committee thereof, nor will any investigation by any Governmental Authority have been commenced, nor will any decision of any court of competent jurisdiction have been rendered, which could materially and adversely affect, restrain, prevent or change the transactions contemplated by this Agreement, as determined in Seller's reasonable judgment.

              5.7.10. CONTRACT AND LEASE ASSIGNMENTS. Buyer will have executed and delivered to Seller an Assignment and Assumption Agreement in the form of EXHIBIT E hereto with respect to the Permits and the Assumed Contracts, including, without limitation, the Real Property Leases and the Personal Property Leases.

                           ARTICLE 6. INDEMNIFICATION

         6.1. INDEMNIFICATION OF BUYER. Subject to the limitations hereinafter set forth, Seller (in its capacity as indemnifying party, an "Indemnitor") hereby agrees to indemnify, defend and hold harmless Buyer (in its capacity as indemnified party, an "Indemnitee") from, against and in respect of any Losses to the extent caused by:

               A. any breach or inaccuracy in any representation or warranty of Seller set forth herein (as such representation or warranty would read if all qualifications as to materiality were deleted from it);

               B. the failure of Seller to perform any covenant or agreement to be performed by it hereunder; or

               C. under this SECTION 6.1.C, any or all of the Excluded Liabilities specifically listed in SECTIONS 2.4.1, 2.4.2, 2.4.3, 2.4.4, 2.4.6(i), 2.4.6(iii), 2.4.7, 2.4.9, 2.4.10, 2.4.11 AND 2.4.12, and the
         Excluded Liabilities listed in Section 2.4.6(ii) but only to the extent covered by insurance of Seller, regardless of (i) when such Excluded Liabilities arose, (ii) when and by whom such Excluded Liabilities are asserted, (iii) when the facts underlying such Excluded Liability occurred, and (iv) whether any such Excluded Liabilities are specifically referred to or provided for in the Financial Statements or on any of the Schedules attached hereto; PROVIDED, HOWEVER, that Seller will have no obligation to indemnify Buyer for that portion of any Loss to the extent caused by an act or omission of Buyer with respect to the Acquired Assets or the operation of the Business after the Effective Time.

         6.2. INDEMNIFICATION OF SELLER. Buyer (in its capacity as indemnifying party, an "Indemnitor") hereby agrees to indemnify, defend and hold harmless Seller (in its capacity as indemnified party, an "Indemnitee") from, against and in respect of any Losses to the extent caused by:

               A. any breach or inaccuracy in any representation or warranty by Buyer (as such representation or warranty would read if all qualifications as to materiality were deleted from it);

               B. the failure of Buyer to perform any covenant or agreement hereunder to be performed by it; or

               C. Buyer's failure to pay or honor any or all of the Assumed Liabilities.

         6.3.  LIMITATIONS ON INDEMNIFICATION RIGHTS.

              6.3.1. TERMINATION OF INDEMNIFICATION RIGHTS. All representations, warranties, covenants and agreements made by any party in this Agreement (including all Schedules hereto) or pursuant to any document, statement, certificate or other instrument referred to herein or delivered hereunder in connection with the transactions contemplated hereby, will be deemed to have been material and relied upon by the other parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto, and will survive the execution and delivery of this Agreement and the Closing.

              6.3.2. TIME LIMIT. Notwithstanding the foregoing, no claims may be made or suit instituted under any provision of this Article 5 after the earlier of (a) April 15, 2002 and (b) the 15th day following the completion of the audit of the financial statements of the Business for calendar year 2001 (the "Indemnification Termination Date"), except for Reserved Claims which will survive indefinitely. The term "Reserved Claims" means all claims (i) as to which the Indemnitee has given any Indemnitor notice specifying the factual, legal and contractual basis for same in reasonable detail prior to the Indemnification Termination Date, (ii) based upon a fraudulent misrepresentation of a material fact made by the Indemnitor at or prior to Closing with the intent to deceive Indemnitee, or (iii) arising in connection with the allocation of the purchase price for tax purposes pursuant to SECTION 5.5.

              6.3.3.   DOLLAR LIMITATIONS.

                           A. Seller will not be liable to Buyer for indemnification under SECTION 6.1 (A) or (B) for claims where Losses are less than $1,000 individually, and for those claims where Losses exceed $1,000 individually, only after the aggregate Losses of Buyer on such claims exceed $100,000.00, and then only to the extent that such Losses exceed that amount.

                           B. The total amount payable pursuant to this Article 5 by Seller with respect to all Indemnification Claims brought by Buyer hereunder will not exceed 40 percent of the Final Purchase Price ("Indemnification Ceiling"). In determining whether the Indemnification Ceiling has been reached, claims by Buyer for Losses based upon a fraudulent misrepresentation of a material fact made by Seller at or prior to Closing with the intent to deceive Seller or based upon Excluded Liabilities (as limited by SECTION 6.1.C ) will not be considered.

              6.3.4. LSS AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, Buyer's rights and remedies against Seller shall not exceed in scope, duration or amount the remedies of Lone Star Steel Company under the LSS Agreement with respect to warranty and commercial liability for products and conversion services provided by Seller thereunder.

         6.4. PROCEDURES FOR INDEMNIFICATION. An Indemnitee will make a claim for indemnification hereunder ("Indemnification Claim") by delivering a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of the Losses incurred (if known) or to be incurred and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee will have concerning such Third Party Claim. If the Indemnification Claim involves a Third Party Claim the procedures set forth in SECTION 6.4.2 hereof will be observed by the Indemnitee and the Indemnitor.

              6.4.1. GENERAL CLAIMS. If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor will have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection. Failure to timely object will constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor. If an objection is timely made by the Indemnitor, creating a Dispute, then the Indemnitee and the Indemnitor will resolve the Dispute pursuant to Article 8 of this Agreement.

              6.4.2. DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against the Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim will be subject to the following terms and conditions:

                   A. The Indemnitor will have fifteen (15) days from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim.

                   B. If the Indemnitor does not elect to assume the defense of such claim, the Indemnitee may engage counsel of its choosing and proceed to defend the claim and reserve its right to recover its Losses from the Indemnitor if the Indemnitor wrongfully refused to defend such claim.

                   C. If the Indemnitor notifies the Indemnitee that it elects to assume the defense of such claim, it will engage counsel of its own choosing reasonably satisfactory to the Indemnitee. Further in such case, the Indemnitee may elect to retain independent counsel and participate with respect to such claim; provided, however, that the fees and expenses of such counsel incurred after the Indemnitee has been so notified by the Indemnitor that it will assume the defense will be borne solely by the Indemnitee. No settlement or compromise of any Indemnification Claim which may result in Losses for which the Indemnitee may be liable may be made by the Indemnitor without the prior written consent of the Indemnitee (which will not unreasonably be withheld or delayed) unless (a) prior to such settlement or compromise an insurer and/or the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses, and (b) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor or an insurer will in fact pay such amount and expenses. The Indemnitor will not be entitled to assume the defense of any claim (x) brought by or on behalf of the Indemnitor or (y) as to which the Indemnitee's counsel will have determined, as set forth in clause D below, that there may be a conflict of interest as a result thereof.

                   D. Notwithstanding the assumption by the Indemnitor of the defense of any claim, the Indemnitee will be entitled to indemnification under this Section for fees and expenses incurred in the defense of such claim if (a) such indemnification is otherwise authorized by the Indemnitor; (b) such Indemnitee's counsel will have reasonably determined and notified the Indemnitor in writing that there may be a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such claim; or (c) the Indemnitor has not in fact employed counsel to assume the defense of such claim within ten (10) days after the Indemnitor received written notice of such claim from the Indemnitee.

                   E. Except where the Indemnitor (a) timely elects to defend the Indemnitee against such claim or demand (in which case SECTION 6.4.2.(C) will govern), or (b) the Indemnitor disputes its liability in a timely manner under this SECTION 6.4, the Indemnitor will be conclusively liable for the amount of any such claim or defense.

                   F. The Indemnitee and Indemnitor will cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor and/or its counsel, such employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

              6.4.3. PAYMENT. Payments of any Losses will be paid to the Person entitled thereto within ten (10) days following the quantification of the Losses, and, to the extent funds are available, with any Losses suffered by Buyer to be paid from the Escrowed Funds. Any amounts not paid when due will bear interest from the due date thereof until the date paid at a rate equal to ten percent (10%) per annum.

         6.5. SPECIAL REFERENCES. Solely for purposes of SECTIONS 6.1 AND 6.2, references to Buyer and Seller as "Indemnitees" will be deemed to include their respective Affiliates and the officers, directors, employees, agents, attorneys, representatives, transferees and assigns of Buyer and Seller and their respective Affiliates.

         6.6. RELEASE OF ESCROW FUNDS. On the fifteenth (15th) day after the completion of the audit of the year 2000 financial statements of the Business (but not later than April 15, 2001), an amount equal to $500,000.00 LESS the sum of (i) any pending unresolved Indemnification Claims (as to which notice has been provided by Buyer as required hereunder) PLUS (ii) any amounts disbursed from the Escrow Funds to Buyer prior to that date will be released from the Escrow Funds to Seller. On the Indemnification Termination Date, any Escrow Funds still being held pursuant to the Escrow Agreement LESS any pending unresolved Indemnification Claims (as to which notice has been provided by Buyer as required hereunder) will be released to Seller, with any remaining amounts being released to Buyer or Seller as the pending Indemnification Claims re resolved based upon such resolutions.

         6.7. SOLE REMEDIES. Except in the case of injunctive or other equitable relief, including specific performance, authorized by a court of competent jurisdiction, the sole liability of the parties to each other for Losses arising under this Agreement shall be the indemnification rights, duties and liabilities set forth in this ARTICLE 6. Buyer and Seller hereby forever waive, release, relinquish and discharge the other party, and its respective officers, directors, owners, employees, agents, representatives, transferees and assigns, from any Losses arising under this Agreement except to the extent indemnity therefor is expressly granted in this ARTICLE 6, including, without limitation, any Losses or responsibility for contribution arising under CERCLA or any other Environmental Law for which Seller is not liable for indemnification pursuant to this Article 6. Notwithstanding the foregoing, this SECTION 6.7 shall not limit the legal or equitable remedies of Buyer with respect to a breach of the agreements, the forms of which are attached hereto as Exhibits A and D, between Buyer and Owners and Seller, as applicable.

                             ARTICLE 7. TERMINATION.

         7.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (i)      by mutual written agreement of Seller and Buyer;

                 (ii) by either Seller or Buyer, immediately, upon notice to the other party, if the Closing has not been consummated on or before May 1, 2000;

                 (iii) by either Seller or Buyer, immediately, upon notice to the other party, if there will be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

                 (iv) by either Seller or Buyer, upon notice of such termination to the other party, if the other party has breached any material representation, warranty or covenant contained in this Agreement, and the breach has continued for a period of fifteen (15) days after written notice of the breach is received by the breaching party.

         7.2. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by SECTION 7.1, such termination will be without liability of any party (or any stockholder, director, officer, employee, agent, member, consultant or representative of such party) to the other parties to this Agreement; PROVIDED that if such termination will result from the willful and deliberate failure of any party to fulfill a condition to the performance of the obligations of any other party, or the willful and deliberate failure to perform a covenant of this Agreement or willful and deliberate breach by any party to this Agreement of any representation or warranty or agreement contained herein, such party will be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach.

                    ARTICLE 8. DISPUTE RESOLUTION / REMEDIES

         8.1. DISPUTE RESOLUTION.

              8.1.1. MEDIATION. In the event of any dispute, controversy or claim between Buyer and Seller under this Agreement (a "Dispute"), other than a Dispute arising under SECTION 5.4, Buyer and Seller agree (i) to negotiate in good faith so as to use their best efforts for a period of thirty (30) days to settle any Dispute without mediation, arbitration or litigation, and (ii), if such Dispute is not settled within such thirty (30) day period, to retain a professional mediator who will be afforded sixty (60) days to resolve any Dispute by mediation in the Houston metropolitan area, and whose fees will be borne equally by Buyer and Seller. Failing a harmonious resolution, Buyer and Seller may (i) agree to arbitrate the Dispute pursuant to the arbitration procedure set forth in SECTION 8.1.2 hereof or (ii) litigate the Dispute.

              8.1.2. ARBITRATION. Any Dispute to be arbitrated under this Agreement will be settled solely by a panel of three arbitrators by arbitration in the Houston metropolitan area, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association (the "AAA Rules") as amended from time to time and as modified by this Agreement, unless the parties agree, in writing, to arbitrate the Dispute in a different location or before a different number of arbitrators. The arbitrator will apply Texas law and issue a written decision explaining the factual and legal basis for any award. The arbitrators will be selected by the parties in accordance with the AAA Rules. The arbitrators will possess substantive legal experience in the principal issues in Dispute.

              8.1.3. INJUNCTIVE RELIEF. Nothing in this SECTION 8.1 will limit any right that the parties may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any mediation process or arbitration proceeding. For purposes of injunctive relief only, each of the parties hereby consents to the exclusive jurisdiction of the United States District Court for the Southern District of Texas and any court of general jurisdiction in and for Harris County, Texas (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Nothing herein will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

              8.1.4. DISPUTE RESOLUTION/LEGAL FEES. If legal proceedings, including mediation and/or arbitration, are commenced in connection with this Agreement, Buyer and Seller will share equally in the fees charged by any mediator or arbitrators and each party will pay its own attorneys' fees and other costs and expenses, including expert witness costs, incurred by it in such proceedings.

         8.2. REMEDIES. Other than as provided in ARTICLES 6 AND 8, nothing in this Agreement will be construed to waive or otherwise limit any remedies that either party may have at law or in equity.

               ARTICLE 9. NOTICES, CONSTRUCTION AND INTERPRETATION

         9.1. NOTICES. All notices and other communications hereunder will be in writing and will be sent either by (i) certified mail, postage prepaid, return receipt requested or (ii) an overnight express courier service that provides written confirmation of delivery, addressed as follows:

    If to Seller:                        With a copy to:

    Bellville Tube Corporation           Richard J. Colella, Esq.
    c/o Robert M. Campana                Colella & Kolczun, P.L.L.
    2115 West Park Drive                 5750 Cooper Foster Park Road, Suite 101
    Lorain, OH 44053                     Lorain, OH 44053
    Telecopy No: (440) 282-7079          Telecopy No: (440) 988-9002

    If to Buyer:                         With a copy to:
    Bellville Acquisition, Inc.          Strasburger & Price, L.L.P.
    15660 N. Dallas Parkway, Suite 500   901 Main Street, Suite 4300
    Dallas, Texas  75248                 Dallas, Texas 75202
    Attn: Robert F. Spears, Esq.         Attn: Elmer Murphey, III, Esq.
    Telecopy No: 972-770-6471            Telecopy No: (214) 651-4330

Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice given under this Article 9, will be deemed to be delivered on the third business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier.

         9.2. ENTIRE AGREEMENT; WAIVERS. Except as provided otherwise herein with respect to the LSS Agreement, and the other agreements identified herein, this Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.3. LONE STAR GUARANTY. Lone Star directly or indirectly owns all of the issued and outstanding stock of Buyer and has a significant interest in ensuring that Lone Star and Buyer receive the benefit of the terms of this Agreement. As an inducement to Seller to enter into this Agreement, Lone Star has agreed to guarantee, and does hereby absolutely and unconditionally guarantee, the full and prompt performance of all of the covenants, agreements, and obligations of Buyer under this Agreement.

         9.4. AMENDMENT OR MODIFICATION. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by all parties.

         9.5. HEADINGS. Article, Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

         9.6. SCHEDULES; ETC. Schedules and Exhibits referred to in this Agreement are an integral part of this Agreement.

         9.7. SEVERABILITY. The provisions of this Agreement are severable, and if any provision should, for any reason, be held invalid or unenforceable in any respect, it will not invalidate, render unenforceable or otherwise affect any other provision, and such invalid or unenforceable provision will be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

          9.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

         9.9. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which transferees, successors and assigns will be deemed to be a party hereto for all purposes hereof). Seller covenants and agrees that Buyer may assign all or any of its rights and obligations hereunder to an Affiliate of Buyer and that any such assignment shall not affect the obligations of Lone Star Technologies, Inc. as guarantor hereunder.

         9.10. NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and will not be construed to give any person or entity other than the parties signatory hereto any interests or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby except as otherwise expressly stated herein.

         9.11. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

         9.12. CONSTRUCTION OF THE AGREEMENT. Each of the parties hereto, after appropriate consultation with counsel, has participated in drafting this Agreement. The language of this Agreement will not be preemptively construed against any of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have hereunto set their hands under seal, as of the date first above written.

                                BUYER:

                                BELLVILLE ACQUISITION, INC.


                                By: /s/ Robert Campana
                                   --------------------------------
                                Its: Executive Vice President
                                    -------------------------------
                                GUARANTOR:

                                LONE STAR TECHNOLOGIES, INC.


                                By: /s/ Rhys J. Best
                                   --------------------------------
                                Its: Chief Executive Officer
                                    -------------------------------

                                SELLER:

                                BELLVILLE TUBE CORPORATION

                                By: /s/ Rhys J. Best
                                   --------------------------------
                                Its: Chief Executive Officer
                                    -------------------------------